CODE OF ETHICS AND CONDUCT

T. ROWE PRICE GROUP, INC.

AND ITS AFFILIATES

Effective March 7, 2022

CODE OF ETHICS AND CONDUCT

OF

T. ROWE PRICE GROUP, INC.

AND ITS AFFILIATES

TABLE OF CONTENTS

GENERAL POLICY STATEMENT	1-1

Purpose of Code of Ethics and Conduct	1-1

Persons and Entities Subject to the Code	1-2

Definition of Supervised Persons	1-2

Status as a Fiduciary	1-2

Adviser Act Requirements for Supervised Persons	1-3

NASDAQ Requirements	1-3

What the Code Does Not Cover	1-3

Sarbanes-Oxley Codes	1-4

Compliance Procedures for Funds and Federal Advisers	1-4

Compliance with the Code	1-4

Questions Regarding the Code	1-4

STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL	2-1

Allocation of Brokerage Policy	2-1

Annual Compliance Certification	2-1

Anti-Bribery Laws and Prohibitions Against Illegal Payments	2-1

Antitrust	2-2,7-1

Anti-Money Laundering	2-2

Appropriate Conduct	2-2

Charitable Contributions	2-2

Conflicts of Interest	2-4

Relationships with Profitmaking Enterprises	2-4

Service with Nonprofitmaking Organizations	2-5

Relationships with Financial Service Firms	2-5

Relationships with a Bank	2-6

Existing Relationships with Potential Vendors	2-6

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Investment in Client/Vendor Company Stock	2-6

Confidentiality	2-7

Expense Payments and Reimbursements	2-7

Financial Reporting	2-8

Gifts and Business Entertainment	2-8

Human Resources	2-8

Equal Opportunity	2-8

Drug and Alcohol Policy	2-8

Policy Against Harassment and Discrimination	2-9

Health and Safety in the Workplace	2-9

Use of Employee Likenesses and Information	2-9

Employment of Former Government and Self-Regulatory Organization Employees	2-9

Inside Information	2-9,4-1

Investment Clubs	2-9

Marketing and Sales Activities	2-10

Outside Business Activities	2-10

Past and Current Litigation and Inquiries from Regulators or Governmental Organizations	2-10

Political Activities and Contributions	2-10

Lobbying	2-12

Professional Designations	2-12

Protection of Corporate Assets	2-12

Quality of Services	2-13

Record Retention and Destruction	2-13

Referral Fees	2-13

Release of Information to the Press	2-14

Responsibility to Report Violations	2-14

General Obligation	2-14

Global Whistleblower Procedures	2-14

Sarbanes-Oxley Whistleblower Procedures	2-14

Sarbanes-Oxley Attorney Reporting Requirements	2-15

Circulation of Rumors	2-15

Service as Trustee, Executor or Personal Representative	2-15

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Speaking Engagements and Publications	2-15

Social Media	2-16

Systems Security	2-16,6-1

STATEMENT OF POLICY ON GIFTS AND BUSINESS ENTERTAINMENT	3-1

STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION	4-1

STATEMENT OF POLICY ON SECURITIES TRANSACTIONS	5-1

STATEMENT OF POLICY ON SYSTEMS SECURITY AND RELATED ISSUES	6-1

STATEMENT OF POLICY ON COMPLIANCE WITH ANTITRUST LAWS	7-1

STATEMENT OF POLICY ON PRIVACY	8-1

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CODE OF ETHICS AND CONDUCT

OF

T. ROWE PRICE GROUP, INC.

AND ITS AFFILIATES

GENERAL POLICY STATEMENT

Purpose of Code of Ethics and Conduct. As a global investment management firm, we are considered a fiduciary to many of our clients and owe them a duty of undivided loyalty. Our clients entrust us with their financial well-being and expect us to always act in their best interests. Over the course of our Company’s history, we have earned a reputation for fair dealing, honesty, candor, objectivity and unbending integrity. This has been possible by conducting our business on a set of shared values and principles of trust.

In order to educate our personnel, protect our reputation, and ensure that our tradition of integrity remains as a principle by which we conduct business, T. Rowe Price Group, Inc. (“T. Rowe Price,” “TRP”, “Price Group” or “Group”) has adopted this Code of Ethics and Conduct (“Code”). Our Code establishes standards of conduct that we expect each associate to fully understand and agree to adopt. As we are in a highly regulated industry, we are governed by an ever-increasing body of federal, state, and international laws as well as countless rules and regulations which, if not observed, can subject the firm and its employees to regulatory sanctions. All associates are expected to comply with all laws and regulations applicable to T. Rowe Price business. Our Code contains 31 separate Standards of Conduct as well as the following six separate Statements of Policy:

1.	Statement of Policy on Gifts and Business Entertainment

2.	Statement of Policy on Material, Inside (Non-Public) Information

3.	Statement of Policy on Securities Transactions

4.	Statement of Policy on Systems Security and Related Issues

5.	Statement of Policy on Compliance with Antitrust Laws

6.	Statement of Policy on Privacy

A copy of this Code will be retained by the Legal Department for five years from the date it is last in effect. While the Code is intended to provide you with guidance and certainty as to whether or not certain actions or practices are permissible, it does not cover every issue that you may face. The firm maintains other compliance-oriented manuals and handbooks that may be directly applicable to your specific responsibilities and duties. Nevertheless, the Code should be viewed as a guide for you and the firm as to how we jointly must conduct our business to live up to our guiding tenet that the interests of our clients and customers must always come first.

Each new employee will be provided with the current Code and must acknowledge their understanding of the Code. All employees have access to the current Code on the intranet. Each employee will be required to provide Price Group with an acknowledgement of their understanding of the current Code on at least an annual basis. All acknowledgements will be retained as required by the Investment Advisers Act of 1940 (the “Advisers Act”).

Please read the Code carefully and observe and adhere to its guidance.

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Persons and Entities Subject to the Code. Unless otherwise determined by the Chairperson of the Ethics Committee, the following entities and individuals are subject to the Code:

•	Price Group

•	The subsidiaries and affiliates of Price Group

•	The officers, directors and employees of Price Group and its affiliates and subsidiaries

Unless the context otherwise requires, the terms “T. Rowe Price”, “Price Group” and “Group” refer to Price Group and all its affiliates and subsidiaries.

In addition, the following persons are subject to the Code:

1.

Any contingent worker (independent or agency-provided contract worker) whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period and whose work is closely related to the ongoing work of Price Group employees (versus project work that stands apart from ongoing work); and

2.

Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information (via systems access or otherwise) and situations that would create conflicts on matters covered in the Code.

The independent directors of Price Group, T. Rowe Price Mutual Funds (“Price Funds”), and the T. Rowe Price Exchange-Traded Funds (“Price ETFs”) are subject to the principles of the Code generally and to specific provisions of the Code as noted. “Price ETFs” includes the T. Rowe Price semi-transparent actively-managed ETFs (“STA ETFs”) that operate pursuant to SEC exemptive relief dated December 2019 (the “STA ETF Exemptive Relief”) unless expressly noted otherwise.

Definition of Supervised Persons. Under the Advisers Act, the officers, directors (or other persons occupying a similar status or performing similar functions) and employees of the Price Advisers, as well as any other persons who provide advice on behalf of a Price Adviser and are subject to the Price Adviser’s supervision and control are “Supervised Persons”.

Status as a Fiduciary. Several of Price Group’s subsidiaries are investment advisers registered with the U.S. Securities and Exchange Commission (“SEC”). These include T. Rowe Price Associates, Inc. (“TRPA”), T. Rowe Price Investment Management, Inc. (“TRPIM”), T. Rowe Price International Ltd (“TRPIL”), T. Rowe Price Advisory Services, Inc. (“TRPAS”), T. Rowe Price (Canada), Inc. (“TRP Canada”), T. Rowe Price Singapore Private Ltd. (“TRPSING”), T. Rowe Price Japan, Inc. (“TRPJ”), T. Rowe Price Australia Limited (“TRPAU”), and T. Rowe Price Hong Kong Limited (“TRPHK”).

TRPIL is also authorized and regulated by the UK Financial Conduct Authority (“FCA”). TRPIL is also subject to regulation by the Dubai Financial Services Authority (in respect of its DFIC Representative Office).

TRPHK is also authorized and regulated by the Securities and Futures Commission (“SFC”) of Hong Kong.

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TRPSING is also authorized and regulated by the Monetary Authority of Singapore (“MAS”).

TRP Canada is also registered with the Ontario Securities Commission, the Manitoba Securities Commission, the British Columbia Securities Commission, the Saskatchewan Financial Services Commission, the Nova Scotia Securities Commission, the New Brunswick Securities Commission, the Financial Markets Authority (Quebec), and the Alberta Securities Commission.

TRPJ is licensed by the Japan Financial Services Authority (“FSA”).

TRPAU also holds an Australian Financial Services License issued by the Australian Securities & Investments Commission (“ASIC”).

All advisers affiliated with Price Group will be referred to collectively as the “Price Advisers” unless the context otherwise requires. The Price Advisers will register with additional securities regulators as required by their respective businesses. The primary responsibility of the Price Advisers is to render to their advisory clients on a professional basis unbiased advice regarding their clients’ investments. As investment advisers, the Price Advisers have a fiduciary relationship with all of their clients, which means that they have an absolute duty of undivided loyalty, fairness and good faith toward their clients and mutual fund shareholders and a corresponding obligation to refrain from taking any action or seeking any benefit for themselves which would, or which would appear to, prejudice the rights of any client or shareholder or conflict with his or her best interests.

Adviser Act Requirements for Supervised Persons. The Advisers Act requires investment advisers to adopt Codes that:

•	Establish a standard of business conduct, applicable to Supervised Persons, reflecting the fiduciary obligations of the adviser and its Supervised Persons;

•	Require Supervised Persons to comply with all applicable laws;

•	Require Supervised Persons to report violations of the Code promptly to the adviser’s Chief Compliance Officer; and

•

Require the adviser to provide each Supervised Person with a copy of the Code and any amendments and requiring Supervised Persons to provide the adviser with an acknowledgement of receipt of the Code and any amendments.

Price Group applies these requirements to all persons subject to the Code, including all Supervised Persons.

NASDAQ Requirements. Nasdaq Stock Market, Inc. (“NASDAQ”) rules require listed companies to adopt a Code of Conduct for all directors, officers, and employees. Price Group is listed on NASDAQ. This Code is designed to fulfill this NASDAQ requirement. A waiver of this Code for an executive officer or director of T. Rowe Price Group, Inc. must be granted by Price Group’s Board of Directors and reported as required by the pertinent NASDAQ rule.

Additional Regulatory Requirements Beyond the Code. The Code was not written for the purpose of covering all policies, rules and regulations to which personnel may be subject. For example, T. Rowe Price Investment Services, Inc. (“Investment Services”) is regulated by the Financial Industry Regulatory Authority (“FINRA”) and, as such, is required to maintain written

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supervisory procedures to enable it to supervise the activities of its registered representatives and associated persons to ensure compliance with applicable securities laws and regulations and with the applicable rules of FINRA. In addition, TRPIL, TRP Canada, and other TRP entities are subject to several non-U.S. regulatory authorities.

Sarbanes-Oxley Codes. The principal Executive and Senior Financial Officers of Price Group, Price Funds, and the Price ETFs are also subject to codes (collectively the “S-O Codes”) adopted to bring these entities into compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). These S-O Codes, which are available along with this Code on the firm’s intranet site, are supplementary to this Code, but administered separately from it and each other.

Compliance Procedures for Funds and Federal Advisers. Under rule 38a-1 of the Investment Company Act of 1940, each fund board is required to adopt written policies and procedures reasonably designed to prevent the fund from violating federal securities laws. These procedures must provide for the oversight of compliance by the fund’s advisers, principal underwriters, administrators and transfer agents. Under Rule 206(4)-7 of the Investment Advisers Act of 1940, it is unlawful for an investment adviser to provide investment advice unless it has adopted and implemented policies and procedures reasonably designed to prevent violations of federal securities laws by the adviser and its supervised persons.

Compliance with the Code. Strict compliance with the provisions of this Code is considered a basic condition of employment or association with the firm. An employee may be subject to disciplinary action, up to and including termination, for refusing to cooperate with an internal or external investigation. An employee may be required to surrender any profit realized from a transaction that is deemed to be in violation of the Code. In addition, a breach of the Code may constitute grounds for disciplinary action, including fines and dismissal from employment. Employees may appeal to the Management Committee any ruling or decision rendered with respect to the Code.

Questions regarding the Code should be referred to Code_of_Ethics@TRowePrice.com

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STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL

Allocation of Brokerage Policy. The policies of each of the Price Advisers with respect to the allocation of client brokerage are set forth in Part 2A of Form ADV of each of the Price Advisers. The Form ADV is each Price Adviser’s registration statement filed with the SEC. It is imperative that all employees, especially those who are in a position to make recommendations regarding brokerage allocation or who are authorized to select brokers that will execute securities transactions on behalf of our clients, read and become fully knowledgeable concerning our policies in this regard. Any questions regarding any of the Price Advisers’ allocation policies for client brokerage should be addressed to the respective Equity Best Execution or Fixed Income Best Execution Committee.

Annual Compliance Certification. Annually each person subject to the Code is required to complete an Annual Compliance Certification (“ACC”) regarding his or her compliance with various provisions of the Code. Associates must notify Code Compliance (via the Code of Ethics mailbox) should any responses to these questions change during the subsequent calendar year. Each Access Person (defined on page 5-3), except the independent directors of the Price Funds and Price ETFs, must file an Initial Holdings Report as well as complete the ACC which will include a reporting and certification of securities accounts and holdings.

Anti-Bribery Laws and Prohibitions Against Illegal Payments. State, U.S., and international laws prohibit the payment of bribes, kickbacks, inducements or other illegal gratuities or payments by or on behalf of Price Group. Price Group, through its policies and practices, is committed to comply fully with these laws. T. Rowe Price prohibits its employees as well as anyone acting on its behalf from making any type of illegal payment. The U.S. Foreign Corrupt Practices Act (“FCPA”) makes it a crime to directly or indirectly pay, promise to pay, offer to pay or authorize the payment of any money or anything of value to any government official in connection with obtaining or retaining business or influencing such official in order to secure an improper advantage. The term “government official” is broadly defined to include any officer or employee of a government or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality thereof, or for or on behalf of any such public international organization, and any political party, party official or candidate for public office.

Additionally, the UK Bribery Act 2010 (“Bribery Act”) contains wide prohibitions on illegal payments and specifically prohibits bribery between private parties. Also, the Bribery Act provides for severe civil and criminal penalties against individuals and corporations.

Under these Anti-bribery laws, actions constituting a bribe or illegal payment are interpreted broadly and could include excessive, repeated or lavish entertainment and/or gifts. Associates must adhere to the guidelines of gift and business entertainment policy and procedures and, if required by the applicable procedure, indicate in the reporting process whether a recipient of a gift or business entertainment is a government official.

If you are solicited to make or receive an illegal payment or have any questions about this section of the Code, you should contact the Legal Department. Also, an anonymous Hotline (888-651- 6223) has been established for employees to report any concerns they have regarding illegal payments, including potential violations of the FCPA and the Bribery Act.

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Antitrust. The U.S. antitrust laws are designed to ensure fair competition and preserve the free enterprise system. Other jurisdictions have requirements based on similar principals. Some of the most common antitrust issues with which an employee may be confronted are in the areas of pricing (adviser fees) and trade association activity. To ensure its employees’ understanding of these laws, Price Group has adopted a Statement of Policy on Compliance with Antitrust Laws (page 7-1).

Anti-Money Laundering. T. Rowe Price has a legal and fiduciary duty to help guard against accounts under management from being used for fraudulent activities, money laundering, or the financing of terrorist activities. T. Rowe Price will not knowingly engage in any activity that facilitates money laundering or the funding of terrorist or criminal activities. The firm has developed procedures to help detect and prevent such activity from occurring and will comply with all laws and regulations to which T. Rowe Price is subject including those rules and regulations requiring the reporting of suspicious activity. It is each associate’s responsibility to protect the firm from exploitation by money launderers. Refer to the Global Financial Crimes Prevention web-based training in myLearning for more information on money laundering and the relevant laws and regulations.

Appropriate Conduct. Associates are expected to conduct themselves in an appropriate and responsible manner in the workplace, when on company business outside the office, and at company-sponsored events. Inappropriate behavior reflects poorly on the associate and may impact T. Rowe Price. Managers should be especially mindful that they should set the standard for appropriate behavior.

Charitable Contributions. Employees should be sensitive to a possible perception of undue influence before making or requesting charitable contributions to or from a client, prospect, vendor, or other business contact. Under certain Anti-bribery laws, regulators may consider charitable contributions to be improper payments, even when the person who has requested that the contribution be made receives no direct monetary benefit. Accordingly, when making charitable contributions in response to requests from business contacts, associates must be mindful of how Anti-bribery laws could be implicated. In no case should charitable contributions be made on a quid pro quo basis.

Supervision of Charitable Contribution Requests. Managers and Division Heads are responsible for ensuring that responses to requests from clients, vendors, and other business contact and our requests to clients, vendors, and other business contacts for charitable contributions comply with these guidelines as well as respective departmental policies. Charitable contributions should be considered as separate and distinct from marketing and advertising expenditures. If you have any questions about a proposed charitable contribution, you should contact the Chairperson of the Ethics Committee, or their designee, before proceeding.

Requests Received from Clients, Vendors or Other Business Contacts for Corporate Charitable Contributions. On occasion, a T. Rowe Price entity may be asked by an employee of a client, vendor, or other business contact to make a charitable donation. In those instances where the T. Rowe Price Foundation does not make the contribution, the decision about the charitable contribution is made by the T. Rowe Price entity, subject to the following conditions:

•

The amount of charitable contribution may not be linked to the actual or anticipated level of business with the client, vendor or other business contact whose employee is soliciting the charitable contribution;

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•	There is no reason to believe that the employee requesting the contribution will derive an improper economic or pecuniary benefit as a result of the proposed contribution;

•

If the T. Rowe Price entity considering the contribution is unfamiliar with the charity, its personnel should confirm with the Central Control Group that the charity does not appear on the Office of Foreign Assets Control’s Specially Designated Nationals List;

•	The contribution should be made payable directly to the charity; and

•	Associates of the T. Rowe Price entity considering the contribution should check with Finance to determine the appropriate T. Rowe Price entity to make the contribution.

In addition, if the requested amount exceeds $1,000 the request must be referred to the Chairperson of the Ethics Committee for prior approval.

Some broker-dealer’s sponsor days, often referred to as “miracle” days, where they pledge that proceeds received on that day will be donated to a specific charity. Because of fiduciary and best execution obligations, the Price Advisers cannot agree to direct trades to a broker-dealer in support of such an event at either a client’s or the broker-dealer’s request. The Price Advisers are not prohibited, however, from placing trades for best execution that happen to occur on a “miracle” day or similar time and thus benefit a charity.

Requests Received from Clients, Vendors or Other Business Contacts for Personal Charitable Contributions. On occasion, a T. Rowe Price employee may be asked by an employee of a client, vendor or other business contact to make a charitable contribution. If the employee makes a contribution directly to the charity and the contribution is not made in the name of or for the benefit of the business contact, no Code of Ethics or FINRA issues arise. For example, a plan fiduciary might mention that her husband has recently recovered from a heart problem and that she is raising funds for a charity that supports cardiac research. The T. Rowe Price employee can make a personal contribution to that charity and if the contribution is not tied to the name of the business contact and does not create a benefit for her, the employee does not need to request prior clearance of or notify T. Rowe Price about the contribution.

However, personal charitable contributions made in the name of and for the benefit of a business contact should be treated as “gifts” to the business contact. For example, if the business contact raises a certain amount of money, he or she gets a tangible award or opportunity like the chance to participate in a marathon. For business contacts related to T. Rowe Price fund business or other broker-dealer related business, contributions of the latter type are subject to FINRA’s $100 limit. For other business activities not regulated by FINRA, contributions in excess of $100 must be prior approved by the Chairperson of the Ethics Committee, or their designee.

Requests to Clients, Vendors, or Other Business Contacts for Charitable Contributions. Employees should be sensitive to a possible perception of undue influence

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before requesting a client, vendor, business contact or an employee of such an entity to make a charitable contribution. In no case should such a request be made on a quid pro quo basis. If you have any questions about requesting a charitable contribution you should contact the Chairperson of the Ethics Committee, or their designee, before proceeding.

NASDAQ Listing Rules. Under the NASDAQ listing rules, specific restrictions may apply to contributions to a charitable organization for which an independent director of T. Rowe Price Group, Inc. serves as an officer. Specifically, contributions to such organizations during a fiscal year may not exceed the higher of five percent of the organizations revenues or $200,000. Contributions in excess of these thresholds may invalidate a director’s “independent” classification.

Conflicts of Interest. All employees must avoid placing themselves in a “compromising position” where their interests may be in conflict with those of Price Group or its clients. In addition, employees are legally required to perform their job duties in the best interests of the firm; referred to as a duty of loyalty. This means that employees cannot enrich themselves at the expense of T. Rowe Price, actively compete with the firm, divert business to a competitor, and must always seek to protect the assets of the T. Rowe Price.

Relationships with Profitmaking Enterprises. Depending upon the circumstances, an employee may be prohibited from creating or maintaining a relationship with a profitmaking enterprise. In all cases, written approval must be obtained as described below.

General Prohibitions. Employees are generally prohibited from serving as officers or directors of any issuer (company) that is approved or likely to be approved for purchase in our firm’s client accounts. In addition, an employee may not accept or continue outside employment that will require him or her to become registered (or duly registered) as a representative of an unaffiliated broker-dealer, investment adviser or insurance broker or company unless approval to do so is first obtained in writing from the Chief Compliance Officer (“CCO”) of the broker- dealer. An employee also may not become independently registered as an investment adviser.

Approval Process. Any outside business activity, which may include a second job, appointment as an officer or director of or a member of an advisory board to a for-profit enterprise, or self-employment, must be approved in writing by the employee’s supervisor. If the employee is a registered representative of T. Rowe Price Investment Services, he or she must provide the Legal Registration Group with prior written notice. Any reported outside business activity of a registered representative is reviewed by Investment Services’ CCO, or designee, in order to determine if disclosure to FINRA is required.

Review by Ethics Committee. If an employee contemplates obtaining an interest or relationship that might conflict or appear to conflict with the interest of Price Group, he or she must also receive the prior written approval of the Chairperson of the Ethics Committee or his or her designee and, as appropriate, the Ethics Committee itself. Examples of relationships that might create a conflict or appear to create a conflict of interest may include appointment as a director, officer or partner of or member of an advisory board to an outside profitmaking enterprise,

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employment by another firm in the securities industry, or self-employment in an investment capacity. Decisions by the Ethics Committee regarding such positions in outside profitmaking enterprises may be reviewed by the Management Committee before becoming final.

Approved Service as Director or Similar Position. Certain employees may serve as directors or as members of creditor committees or in similar positions for non- public, for-profit entities in connection with their professional activities at the firm. An employee must receive the written permission of the Management Committee before accepting such a position and must relinquish the position if the entity becomes publicly held, unless otherwise determined by the Management Committee.

Service with Nonprofitmaking Organizations. Price Group encourages its employees to become involved in community programs and civic affairs. However, employees should not permit such activities to affect the performance of their job responsibilities.

Approval Process. The approval process for service with a non-profitmaking organization varies depending upon the activity undertaken.

By Supervisor. An employee must receive the approval of his or her supervisor in writing before accepting a position as an officer, trustee, or member of the Board of Directors of any nonprofit organization.

By Ethics Committee Chairperson. If there is any possibility that the organization will issue and/or sell securities, the employee must also receive the written approval of the Chairperson of the Ethics Committee or his or her designee and, as appropriate, the Chief Compliance Officer of the broker-dealer before accepting the position.

Although individuals serving as officers, Board members or trustees for nonprofitmaking entities that will not issue or sell securities do not need to receive this additional approval, they must be sensitive to potential conflict of interest situations (e.g., the entity is considering entering a business relationship with a T. Rowe Price entity) and must contact the Chairperson of the Ethics Committee, or their designee, for guidance if such a situation arises.

Relationships with Financial Services Firms. In order to avoid any actual or apparent conflicts of interest, employees are prohibited from investing in or entering into any relationship, either directly or indirectly, with corporations, partnerships, or other entities that are engaged in business as a broker, a dealer, an underwriter, and/or an investment adviser. As described above, this prohibition generally extends to registration and/or licensure with an unaffiliated firm. This prohibition, however, is not meant to prevent employees from purchasing publicly traded securities of broker-dealers, investment advisers or other companies engaged in the mutual fund industry. All such purchases are subject to prior transaction clearance and reporting procedures, as applicable. This policy also does not preclude an employee from engaging an outside investment adviser to manage his or her assets.

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If any member of employee’s immediate family is employed by or has a partnership interest in a broker-dealer, investment adviser, or other entity engaged in the mutual fund industry, the relationship must be reported to the Code Compliance Team.

An ownership interest of 0.5% or more in any entity, including a broker-dealer, investment adviser or other company engaged in the mutual fund industry, must be reported to the Code Compliance Team.

Relationships with a Bank. In order to avoid any regulatory conflicts of interests associated with an outside business activity associated with a bank, employees are required to obtain prior written approval before engaging in any outside business activity with a bank.

Approval Process. Any outside business activity with a bank, such as a second job, must be approved in writing by the employee’s supervisor and by the Chairperson of the Ethics Committee, or their designee.

Existing Relationships with Potential Vendors. If an employee is going to be involved in the selection of a vendor to supply goods or services to the firm, he or she must disclose the existence of any ongoing personal or family relationship with any principal of the vendor to the Chairperson of the Ethics Committee, or their designee, in writing before becoming involved in the selection process.

Investment in Client/Vendor Company Stock. In some instances, existing or prospective clients (e.g., clients with full-service relationships with T. Rowe Price Retirement Plan Services, Inc.) or vendors ask to speak to our portfolio managers and/or analysts who have responsibility for a Price Fund or Price ETF or other managed account in an effort to promote investment in their securities. While these meetings present an opportunity to learn more about the client/vendor and may therefore be helpful to T. Rowe Price, employees must be aware of the potential conflicts presented by such meetings. In order to avoid any actual or apparent conflicts of interest:

•

Employees are prohibited from providing any internal information (e.g., internal ratings or plans for future Price Fund, Price ETF, or other client account purchases) to the client or vendor regarding the securities, except to the extent specifically authorized by the Legal Department, and

•

Investment decisions of employees regarding a client’s or vendor’s securities must be made independently of the client or vendor relationship and cannot be based on any express or implied quid pro quo. If a situation arises where a client has suggested that it is considering either expanding or eliminating its relationship with T. Rowe Price (or, in the case of a vendor, offering a more or less favorable pricing structure) based upon whether Price increases purchases of the client’s or vendor’s securities, the Chairperson of the Ethics Committee should be consulted immediately for guidance.

In addition, the use of information derived from such meetings with existing or prospective clients or vendors must conform to the Statement of Policy on Material, Inside (Non- Public) Information.

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Conflicts in Connection with Proxy Voting. If a portfolio manager or analyst with the authority to vote a proxy or recommend a proxy vote for a security owned by a Price Fund, Price ETF, or a client of a Price Adviser has an immediate family member who is an officer or director or has a material business relationship with the issuer of the security, the portfolio manager or analyst should inform the Proxy Committee of the relationship so that the Proxy Committee can assess any conflict of interest that may affect whether the proxy should or should not be voted in accordance with the firm’s proxy voting policies.

Confidentiality. The exercise of confidentiality extends to all areas of our operations, including internal operating procedures and planning; current, prospective and former clients; investment advice; investment research; employee information and contractual obligations to protect third party confidential information. The duty to exercise confidentiality applies not only while associates and others are with the firm, but also after a person leaves the firm. Following are examples of the type of confidential information with which associates may come into contact:

•	Internal operating procedures and planning, including methods of operation and portfolio management, corporate financial information, and future initiatives the firm is considering.

•

Client information, including the identity of current, prospective, or former clients of any type (e.g., mutual fund shareholder, separate account client, etc.), agents of clients, and related data concerning clients (e.g., government-issued numbers, account numbers, addresses, investments, etc.).

•	Confidential information of third parties with whom we deal, such as the business operations of a vendor we use.

•	Investment research, including what securities we are considering for purchase or sale on behalf of our commingled investment vehicles or clients.

•	Information about our associates and contractors, such as name, government-issued numbers, health conditions, and financial or performance information.

•	Portfolio holdings for a commingled investment vehicle or separate account. (See “T. Rowe Price Mutual Funds and Exchange-Traded Funds Information Release Policy”)

In addition to laws that can apply to the collection and use of such information, Price Group also may be subject to contractual commitments. It is important to remember that your role is to use confidential information of others, such as information of clients or other associates, only as needed to perform your job; to handle such information in a secure manner; to not use or share such data for your own or other non-business purposes; and to promptly report any potential issues about the security, availability, or integrity of such information to the Help Desk. You are prohibited from using or bringing physical or electronic business records of other businesses or employers to T. Rowe Price.

Expense Payments and Reimbursements. As a general rule, T. Rowe Price will not pay or reimburse expenses, such as travel, accommodation and meals, to a business contact and will not accept payment or reimbursement from a business contact for those types of expenses. Exceptions may only be granted with approval of the employee’s supervisor and Division Head and the Chairperson of the Ethics Committee. Business units may adopt policies and procedures that permit T. Rowe Price to pay or reimburse expenses incurred by business contacts for attendance at certain T. Rowe Price sponsored events. Such policies and procedures must contain provisions

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that describe the circumstances in which such payments are allowed and the controls and conditions that will apply. Additionally, the policies and procedures must be approved by the Division Head and the Chairperson of the Ethics Committee. This general rule does not apply to “business entertainment” which is covered in the Statement of Policy on Gifts and Business Entertainment.

Financial Reporting. Price Group’s records are maintained in a manner that provides for an accurate record of all financial transactions in conformity with generally accepted accounting principles. No false or deceptive entries may be made, and all entries must contain an appropriate description of the underlying transaction. All reports, vouchers, bills, invoices, payroll and service records and other essential data must be accurate, honest and timely and should provide an accurate and complete representation of the facts. The Audit Committee of Price Group has adopted specific procedures regarding the receipt, retention and treatment of certain auditing and accounting complaints. Price ETFs, as publicly traded companies, must comply with these requirements related to complaints. The Price Funds voluntarily comply with these requirements. As such, the Audit Committee of the Price ETFs and Price Funds has adopted policies and procedures regarding the receipt, retention and treatment of certain auditing and accounting complaints for ETFs and Price Funds. Refer to Responsibility to Report Violations on page 2-14.

Gifts and Business Entertainment. The firm has adopted a comprehensive policy on providing and receiving gifts and business entertainment, which is found in the Code in the Statement of Policy on Gifts and Business Entertainment (page 3-1).

Human Resources. Associates should refer to the appropriate Associate Handbook for more information on the policies referenced in this section as well as other Human Resources policies.

Equal Opportunity. Price Group is committed to the principles of equal employment opportunity (“EEO”) and the maximum optimization of our associates’ abilities. We believe our continued success depends on the equal treatment of all employees and applicants without regard to race, religion, creed, color, national origin, sex, gender, age, physical and mental disability, marital status, sexual orientation, gender identity or expression, citizenship status, military and veteran status, pregnancy, or any other classification protected by federal, state or local laws.

This commitment to EEO covers all aspects of the employment relationship including recruitment, application and initial employment, promotion, transfer, training and development, compensation, and benefits. All associates of T. Rowe Price are expected to comply with the spirit and intent of our EEO Policy. If you feel you have not been treated in accordance with this policy, contact your immediate supervisor, the appropriate Price Group manager or a Human Resources representative. No retaliation will be taken against you if you report an incident of alleged discrimination in good faith.

Drug and Alcohol Policy. Price Group is committed to providing a drug-free workplace and preventing alcohol abuse in the workplace. Drug and alcohol misuse and abuse affect the health, safety, and well-being of all Price Group associates and customers and restrict the firm’s ability to carry out its mission. Associates must perform job duties unimpaired by illegal drugs or the improper use of legal drugs or alcohol.

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Policy Against Harassment and Discrimination. Price Group is committed to providing a safe working environment in which all individuals are treated with respect and dignity. Associates have the right to enjoy a workplace that is conducive to high performance, promotes equal opportunity, and prohibits discrimination including harassment.

Price Group will not tolerate harassment, discrimination, or other types of inappropriate behavior directed by or toward an associate, supervisor/manager, contractor, vendor, customer, visitor, or other business partner. Accordingly, the firm will not tolerate harassment or intimidation of any associate based on race, religion, creed, color, national origin, sex, gender, age, disability, marital status, sexual orientation, gender identity or expression, citizenship status, veteran status, pregnancy discrimination, or any other classification protected by country, federal, state, or local law. In addition, Price Group does not tolerate slurs, threats, intimidation, or any similar written, verbal, physical, or computer-related conduct that denigrates or shows hostility or aversion toward any individual. Harassment will not be tolerated on our property or in any other work-related setting such as business-sponsored social events or business trips. If you are found to have engaged in conduct inconsistent with this policy, you will be subject to appropriate disciplinary action, up to and including, termination of employment.

Health and Safety in the Workplace. Price Group recognizes its responsibility to provide personnel a safe and healthful workplace and proper facilities to help them perform their jobs effectively.

Use of Employee Likenesses and Information. Price Group is permitted to use employees’ names, biographical information, images, job descriptions, and other relevant business data for purposes of complying with legal requirements and/or as part of its legitimate interests in managing its business, including any T. Rowe Price sponsored community or charitable event. Price Group will seek an employee’s explicit consent for a proposed use of the employee’s likeness or other information when required to do so under applicable law.

Employment of Former Government and Self-Regulatory Organization Employees. U.S. laws and regulations govern the employment of former employees of the U.S. Government and its agencies, including the SEC. In addition, certain states have adopted similar statutory restrictions. Finally, certain states and municipalities that are clients of the Price Advisers have imposed contractual restrictions in this regard. Before any action is taken to discuss employment by Price Group of a former government or regulatory or self-regulatory organization employee, whether in the U.S. or internationally, guidance must be obtained from the Legal Department.

Inside Information. The purchase or sale of securities while in possession of material, inside information is prohibited by U.S., UK, and other international, state and other governmental laws and regulations. Information is considered inside and material if it has not been publicly disclosed and is sufficiently important that it would affect the decision of a reasonable person to buy, sell or hold securities in an issuer, including Price Group. Under no circumstances may you transmit such information to any other person, except to Price Group personnel who are required to be kept informed on the subject. You should read and understand the Statement of Policy on Material, Inside (Non-Public) Information.

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Investment Clubs. Access Persons must receive the prior clearance of the Chairperson of the Ethics Committee or their designee before forming or participating in a stock or investment club. Transactions in which Access Persons have beneficial ownership or control (defined on page 5-4) through investment clubs are subject to the firm’s Statement of Policy on Securities Transactions. Approval to form or participate in a stock or investment club may permit the execution of securities transactions without prior transaction clearance by the Access Person, except transactions in Price Group stock, if the Access Person has beneficial ownership solely by virtue of his or her spouse’s participation in the club and has no investment control or input into decisions regarding the club’s securities transactions. Non-Access Persons (defined on page 5-4) do not have to receive prior clearance to form or participate in a stock or investment club and need only obtain prior clearance of transactions in Price Group stock.

Marketing and Sales Activities. All written and oral sales and marketing materials and presentations must be in compliance with applicable SEC, FINRA, Global Investment Performance Standards (“GIPS”), FCA, and other applicable international requirements. All such materials (whether for the Price Funds, Price ETFs, other commingled investment vehicles, non- Price funds, or various advisory or Brokerage services) must be reviewed and approved by the Legal Department’s Global Communications Compliance Team, as appropriate, prior to use. All performance data distributed outside the firm, including total return and yield information, must be obtained from databases sponsored by the Performance Group.

Outside Business Activities. Please refer to Conflicts of Interest (page 2-4).

Past and Current Litigation and Inquiries from Regulators or Governmental Organizations. As a condition of employment, each new employee is required to provide information regarding past and current civil (including arbitrations) and criminal actions and certain regulatory matters. Price Group uses the information obtained to respond to questions asked on governmental, regulatory, and self-regulatory registration forms and for insurance and bonding purposes.

Each employee is responsible for keeping responses pertaining to past and current civil (including arbitrations) and criminal actions and certain regulatory matters updated (notify Code Compliance). An employee should notify Human Resources and either the Legal Department or the International Compliance Team promptly if he or she:

•

Becomes the subject of any proceeding or is convicted of or pleads guilty or no contest to or agrees to enter a pretrial diversion program relating to any felony or misdemeanor or similar criminal charge in a U.S. (federal, state, or local), foreign or military court,

•

Becomes the subject of a Regulatory Action, which includes any action initiated by a securities regulator (e.g. Securities and Exchange Commission (U.S.), Financial Conduct Authority (UK), Securities and Futures Commission of Hong Kong, etc.), or

•	Receives an inquiry from any regulator or governmental authority.

Political Activities and Contributions. Price Group and its subsidiaries as well as their employees are subject to various federal, state and local laws regarding political contributions. These regulations can restrict the ability of the firm and its employees to make political contributions. In particular, the SEC has adopted Rule 206(4)-5 of the Advisers Act, known as the “Pay-To-Play” rule. The rule was adopted to address pay-to-play practices under which direct or indirect payments by investment advisers, and certain of their executive or employees, to state and

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local government officials in the U.S. may be perceived to improperly influence the award of government investment business. Generally, the rule prohibits an investment adviser from providing advisory services for compensation to a government entity client for two years after the adviser or certain of its executives or employees make a contribution over a de minimis amount to certain elected officials or candidates. The rule affects T. Rowe Price and its employees because government entities use the firm’s advisory services and also invest in T. Rowe Price mutual funds.

The firm has adopted a “Statement of Policy Regarding Political Contributions” (“Political Contributions Policy” or “Policy”) to comply with the SEC rule and other applicable laws and requirements. Under the Policy, all T. Rowe Price employees globally are required to prior clear proposed political contributions, as defined in the Policy, to any candidate, officeholder, political party, Political Action Committee (“PAC”), political organization, or bond ballot campaign in the U.S. Note that employees must separately ensure that they are eligible by applicable law to make the contribution at issue; for example, U.S. law generally permits only U.S. citizens and “green card” holders to contribute to federal, state, and local elections. Employees are generally prohibited from coordinating, or soliciting third parties to make, a contribution or payment to any candidate, officeholder, political party, PAC, political organization, or bond ballot campaign in the U.S. Additionally, employees are prohibited from doing anything indirectly that, if done directly, would violate this Policy. Any questions about the Political Contributions Policy should be directed to the “Political Contribution Requests” mailbox.

In addition to the requirements imposed by the SEC rule, all U.S.-based officers and directors of Price Group and its subsidiaries are required to disclose certain Maryland local and state political contributions on a semi-annual basis and certain Pennsylvania political contributions on an annual basis. Certain employees associated with Investment Services are subject to limitations on and additional reporting requirements about their political contributions under Rule G-37 of the U.S. Municipal Securities Rulemaking Board (“MSRB”). Furthermore, the firm and/or some employees are subject to additional restrictions because of client contractual stipulations.

U.S. law prohibits corporate contributions to campaign elections for federal office (e.g., U.S. Senate and House of Representatives). The SEC rule effectively prohibits corporate contributions by the firm to state and local elections.

No political contribution of corporate funds, direct or indirect, to any political candidate or party, or to any other program that might use the contribution for a political candidate or party, or use of corporate property, services or other assets may be made without the written prior approval of the Legal Department. These prohibitions cover not only direct contributions, but also indirect assistance or support of candidates or political parties through purchase of tickets to special dinners or other fundraising events, or the furnishing of any other goods, services or equipment to political parties or committees. Neither Price Group nor its employees or independent directors may make a political contribution for the purpose of obtaining or retaining business with government entities.

T. Rowe Price does not reimburse employees for making contributions to individual candidates or committees. Additionally, the firm cannot provide paid leave time to employees for political campaign activity. However, employees may use personal time or paid vacation or may request unpaid leave to participate in political campaigning.

T. Rowe Price does not have a PAC. However, T. Rowe Price has granted permission to the Investment Company Institute’s PAC (“ICI PAC”), which serves the interests of the Investment

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company industry, to solicit T. Rowe Price’s senior management on an annual basis to make contributions to ICI PAC or candidates designated by ICI PAC. Contributions to ICI PAC are entirely voluntary. Additionally, proposed contributions to the ICI PAC must go through the prior clearance process.

As noted above, the SEC rule prohibits most solicitation activities. To the extent the Legal Department approves solicitation activities in accordance with applicable rules or other requirements employees, officers, and directors of T. Rowe Price may not solicit campaign contributions from employees without adhering to T. Rowe Price’s policies regarding solicitation. These include the following:

•	It must be clear that the solicitation is personal and is not being made on behalf of T. Rowe Price.

•	It must be clear that any contribution is entirely voluntary.

•	T. Rowe Price’s stationery and email system may not be used.

An employee who wants to participate in political campaigns or run for political office should consult with his or her immediate supervisor to make sure that this activity does not conflict with his or her job responsibilities. Also, the employee should contact the Legal Department to discuss any activities which may be prohibited.

Lobbying. It is important to realize that under some state laws, even limited contact, either in person or by other means, with public officials in that state may trigger that state’s lobbying laws. For example, in Maryland, if $2,500 of a person’s compensation can be attributed to face-to-face contact with legislative or executive officials in a six-month reporting period, he or she may be required to register as a Maryland lobbyist subject to a variety of restrictions and requirements. Therefore, it is imperative that you avoid any lobbying on behalf of the firm, whether in-person or by other means (e.g., telephone, letter) unless the activity is cleared first by the Legal Department, so that you do not inadvertently become subject to regulation as a lobbyist. If you have any question whether your contact with a state’s officials may trigger lobbying laws in that state, please contact the Legal Department before proceeding.

Professional Designations. It is the supervisor’s responsibility to confirm that any designation (CFA, CFP, etc.) used by his or her direct reports in connection with T. Rowe Price business, including its use, is a valid designation issued by a reputable credentialing organization. In addition, the supervisor must take reasonable steps to confirm that the associate has earned the designation; it is relevant to his or her job and is authorized to use it. It is the responsibility of the associate to comply with the professional standards and reporting obligations of the organization that administers and authorizes the use of the professional designation. Any questions should be directed to the Legal Department.

Protection of Corporate Assets. All personnel are responsible for taking measures to ensure that Price Group’s assets are properly protected. This responsibility not only applies to our business facilities, equipment and supplies, but also to intangible assets such as proprietary research or marketing information, corporate trademarks and service marks, copyrights, client relationships, and business opportunities. Accordingly, you may not solicit for your personal benefit clients or utilize client relationships to the detriment of the firm. Similarly, you may not solicit co-workers to act in any manner detrimental to the firm’s interests.

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Quality of Services. It is a continuing policy of Price Group to provide investment products and services that meet applicable laws, regulations and industry standards, are offered to the public in a manner that ensures that each client/shareholder understands the objectives of each investment product selected, and are properly advertised and sold in accordance with all applicable SEC, FCA, FINRA, and other international, state and self-regulatory rules and regulations.

The quality of Price Group’s investment products and services and operations affects our reputation, productivity, profitability, and market position. Price Group’s goal is to be a quality leader and to create conditions that allow and encourage all employees to perform their duties in an efficient, effective manner.

Record Retention and Destruction. Under various U.S., UK, other international, state, and other governmental laws and regulations, certain of Price Group’s subsidiaries are required to produce, maintain and retain various records, documents and other written (including electronic) communications. Different requirements can apply depending on the type of records, for example client-related records as opposed to HR-related records or general business records. Any questions regarding retention requirements should be addressed to the Legal Department or the TRP International Compliance Team.

You must use care in disposing of any confidential records or correspondence. Confidential material that is to be discarded should be placed in designated bins or should be shredded, as your department requires. If a quantity of material is involved, you should contact Document Management for instructions regarding proper disposal. Documents stored off-site are destroyed on a regular basis if the destruction is approved by the appropriate business contact.

Generally, there can be legal prohibitions from destroying any existing records that may be relevant to any current, pending or threatened litigation, or regulatory investigation or audit. These records would include emails, calendars, memoranda, board agendas, recorded conversations, studies, work papers, computer notes, handwritten notes, telephone records, expense reports, or similar material. If your business area is affected by litigation or an investigation or audit, you can expect to receive instructions from the Legal Department on how to proceed. Regardless of whether you receive such instructions, you should be prepared to secure relevant records once you become aware that they are subject to litigation or regulatory investigations or audits.

All personnel are responsible for adhering to the firm’s record maintenance, retention, and destruction policies.

Referral Fees. U.S. securities laws strictly prohibit the payment of any type of referral fee unless certain conditions are met. This would include any compensation to persons who refer clients or shareholders to T. Rowe Price (e.g., brokers, registered representatives, consultants, or any other persons) either directly in cash, by fee splitting, or indirectly by the providing of gifts or services (including the allocation of brokerage). The FCA also prohibits the offering of any inducement likely to conflict with the duties of the recipient. No arrangements should be entered into obligating Price Group or any employee to pay a referral fee unless approved first by the Legal Department.

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Release of Information to the Press. All requests for information from the media concerning T. Rowe Price Group’s corporate affairs, mutual funds, Price ETFs, investment services, investment philosophy and policies, and related subjects should be referred to the appropriate Corporate Communications/Public Relations contact for reply. Investment professionals who are contacted directly by the press concerning a particular fund’s investment strategy or market outlook may use their own discretion but are advised to check with the appropriate Corporate Communications/Public Relations contact if they do not know the reporter or feel it may be inappropriate to comment on a particular matter. Please refer to the Global Media Engagement Guidelines located on the Exchange for additional information.

Responsibility to Report Violations. The following is a description of reporting requirements and procedures that may or do arise if an officer or employee becomes aware of material violations of the Code or applicable laws or regulations.

General Obligation. If an officer or employee becomes aware of a material violation of the Code or any applicable law or regulation, he or she must report it to the Chief Compliance Officer of the applicable Price Adviser (“Chief Compliance Officer”) or his or her designee, provided the designee provides a copy of all reports of violations to the Chief Compliance Officer. Reports submitted in paper form should be sent in a confidential envelope. Any report may be submitted anonymously; anonymous complaints must be in writing and sent in a confidential envelope to the Chief Compliance Officer. Officers and employees may also contact any governmental and/or regulatory authority (e.g. SEC and FINRA in the U.S., FCA in the UK, SFC in Hong Kong, etc.).

Global Whistleblower Procedures. Price Group has adopted procedures for associates to report potential or actual violations of laws and regulations in each of the jurisdictions in which it operates. The procedures outline steps associates can take to report matters internally to the Legal & Compliance Department, or on an anonymous basis through the Whistleblower Hotline, or externally to a regulatory authority. The procedures are located in the firm’s policy and procedures repository.

It is Price Group’s policy that no adverse action will be taken against any person as a result of that person becoming aware of a violation of the Code and reporting the violation in good faith.

Sarbanes-Oxley Whistleblower Procedures for Price Group. Pursuant to the Sarbanes- Oxley Act, the Audit Committee of Price Group has adopted procedures (“Procedures”) regarding the receipt, retention and treatment of complaints received by Price Group regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of Price Group or any of its affiliates of concerns regarding questionable accounting or auditing matters. All employees should familiarize themselves with these Procedures, which are posted in the firm’s policies and procedures repository.

Under the Procedures, complaints regarding certain auditing and accounting matters should be sent to the General Counsel, T. Rowe Price Group, Inc., The Legal Department either through interoffice mail in a confidential envelope or by mail marked confidential to P.O. Box 37283, Baltimore, Maryland 21297-3283, or a report may be made by calling the toll- free hotline at 888-651-6223.

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Sarbanes-Oxley Whistleblower Procedures for Price ETFs and Price Funds. Pursuant to NYSE Arca Rule and the Sarbanes-Oxley Act, the Audit Committee of Price ETFs and Price Funds has adopted procedures regarding the receipt, retention and treatment of complaints received by Price ETFs and Price Funds regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of Price ETFs or Price Funds of concerns regarding questionable accounting or auditing matters. See “Policy on Complaints Related to ETFs and Mutual Fund Accounting Matters”. All employees should familiarize themselves with these Procedures, which are posted in the firm’s policies and procedures repository.

Under the Procedures, complaints regarding certain auditing and accounting matters should be sent to Chief Compliance Officer of the Price Funds and Price ETFs. The Legal Department either through interoffice mail in a confidential envelope or by mail marked confidential to P.O. Box 37283, Baltimore, Maryland 21297-3283, or a report may be made by calling the toll-free hotline at 888-651-6223.

Sarbanes-Oxley Attorney Reporting Requirements. Attorneys employed or retained by Price Group or any of the Price Funds or Price ETFs are also subject to certain reporting requirements under the Sarbanes-Oxley Act. The relevant procedures are posted in the firm’s policies and procedures repository.

Circulation of Rumors. Individuals subject to the Code shall not originate or circulate in any manner a rumor concerning any security which the individual knows or has reasonable grounds for believing is false or misleading or would improperly influence the market price of that security. You must promptly report to the Legal Department any circumstance which would reasonably lead you to believe that such a rumor might have been originated or circulated.

Service as Trustee, Executor or Personal Representative. You may serve as the trustee, co- trustee, executor or personal representative (collectively; “position of trust”) for the estate of or a trust created by close family members. You may also serve in a position of trust for estates or trusts created by non-family members subject to approval by the Chairperson of the Ethics Committee, or their designee. However, if an Access Person expects to be actively involved in an investment capacity in connection with an estate or trust created by a nonfamily member, the associate must first be granted permission by the Chairperson of the Ethics Committee, or their designee. If you serve in any of these capacities, securities transactions affected in such accounts will be subject to the prior transaction clearance (Access Persons only, except for Price Group stock transactions, which require prior transaction clearance by all associates) and reporting requirements (Access Persons and Non-Access Persons) of our Statement of Policy on Securities Transactions. If you presently serve in any of these capacities for non-family members, you should report the relationship in writing to the Chairperson of the Ethics Committee, or their designee.

Speaking Engagements and Publications. Employees are often asked to accept speaking engagements on the subject of investments, finance, or their own particular specialty with our organization. This is encouraged by the firm as it enhances our public relations. You should obtain approval from your supervisor and Division Head before you accept such requests. You may also accept an offer to teach a course or seminar on investments or related topics (for example, at a local college) in your individual capacity with the approval of your supervisor and Division Head, provided the course is in compliance with the Guidelines found in T. Rowe Price Investment Services’ Compliance Manual. Before making any commitment to write or publish any article or book on a subject related to investments or your work at Price Group, approval should be obtained from your supervisor and Division Head.

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Social Media. As T. Rowe Price associates, anything we say or do in our personal communications, including on social media, can reflect on T. Rowe Price’s brand and reputation. We should be aware of this when making personal posts and remember that nothing we say in the social media space is totally private and, in fact, may be available indefinitely.

While T. Rowe Price does not discourage associates from using social media to maintain personal connections, it is important to understand what is acceptable and prohibited when using social media. The T. Rowe Price Policy for Associate Use of Social Media, available on the Exchange, sets forth the permissible use of social media, whether for personal or business use, by T. Rowe Price associates. Examples of permissible and impermissible actions include:

•	Do not discuss work or specific projects or products on any social network account;

•	Do not post any information about T. Rowe Price products, services, competitors, business contacts, or other associates without prior authorization and training;

•	Do not respond to questions or comments about T, Rowe Price products or services without prior authorization and training;

•	Do not comment on any individual posts;

•	Associates can share any T. Rowe Price job vacancy listed on the T. Rowe Price Careers site or LinkedIn Jobs page on the network of their choice;

•	Associates can “like” or “follow” T. Rowe Price social media pages; and

•	Associates can only “like” and share individuals posts that have been identified as approved for associate interaction.

The policy applies whether or not associates are on company premises and whether or not associates are using a T. Rowe Price system, T. Rowe Price-issued device, or personal device. The policy is designed to provide associates with clear direction when using social media to ensure the firm’s compliance with applicable regulations when engaging in social media channels, and to protect our associates, our clients, and the company.

Systems Security. Computer systems and programs play a central role in Price Group’s operations. To establish appropriate systems security to minimize potential for loss or disruptions to our computer operations, Price Group has adopted a Statement of Policy on Systems Security and Related Issues (page 6-1).

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T. ROWE PRICE GROUP, INC.

STATEMENT OF POLICY

ON

GIFTS AND BUSINESS ENTERTAINMENT

T. Rowe Price adopted this policy to govern the receipt and giving of gifts and business entertainment by all employees of T. Rowe Price globally (“Associates”). The giving and receiving of gifts and business entertainment must be carefully considered by Associates to avoid even the appearance of conflicts of interest.

Associates are encouraged to ask for guidance about how to apply this policy in advance of giving or receiving a gift or business entertainment. Questions can be directed to your manager or to the Legal Department.

The Code and laws in numerous jurisdictions regulate gifts and entertainment to ensure that such practices do not constitute the direct or indirect provision or receipt of bribes, kickbacks, quid pro quos, or other corrupt practices. Please refer to the “Foreign Corrupt Practices Act and Other Illegal Payments” section of the Code and the firm’s “Compliance Policy and Program Statement Relating to Anti-Bribery Laws and Prohibitions Against Illegal Payments.”

Specific controls are applicable to ERISA plans and certain other regulatory regimes – see “Jurisdictions and Specific Requirements” section.

Gifts

The term “gift” has a broad meaning, including merchandise, gratuities and the use of property or facilities for weekends, vacations, and trips, including transportation and lodging costs, but does not include items of nominal value (defined later in this policy).

General rules for all Associates:

•

You may not give gifts in excess of US$100 (aggregate annual limit per business contact). You may not receive gifts in excess of US$100 (aggregate annual limit per organization). Please note that gifts given to a business contact’s family member (e.g., spouse or children) will count towards the US$100 annual gift limit for that business contact.

•	You may not accept gifts from broker-dealers.

•	You may not give gifts to or receive gifts from a vendor, client, prospect, or a lead manager of a consultant who has active negotiations or Requests for Proposals (“RFPs”) for services or products.

•	Any gift, given or received, must be reported.

•	Gifts may never be given or received in consideration of any business or transaction, or in connection with the purchase or sale of client securities or other investments.

•	Gifts of cash or cash equivalents may not be given or received.

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Items of Nominal Value

Other than as noted in the Jurisdictions and Specific Requirements section of this policy, the term “gift” as described in this policy does not include an item of nominal value. Items with a value of US$50 or less are regarded as nominal items. For example, items such as pens, notepads, modest desk ornaments, or items that display the giving firm’s logo, which are typically given out at conferences or elsewhere, would generally fall within this exclusion. If an item is to be given in connection with the broker-dealer’s business, its value must not exceed US$50 and the item must have the TRP corporate logo permanently affixed to be exempt from the definition of “gift.”

Personal Gift Exclusion

A personal gift given or received in recognition of a “life event” such as a baby or wedding gift, does not fall within this policy provided the gift is not “in relation to the business of the employer of the recipient.” There should be a pre-existing personal or family relationship between the giver and the recipient. The giver, not the firm, should pay for the gift. In addition, if an Associate is giving a gift in recognition of a life event, the giver must obtain prior approval from his/her supervisor, Business Unit Head if different, and the Chairperson of the Ethics Committee, or their designee. If these conditions are met, the recordkeeping requirements and the US$100 limit do not apply.

Gifts Received by Attendees at an Event

Any gift or gifts received by Associates at an event (e.g., industry conference, vendor user conference, investor relations event, etc.), other than nominal gifts (see above), must be reported and the total value cannot exceed the US$100 gift limit. If an event provides a gift or gifts with a value greater than US$100, Associates may decline to accept the gift, donate it to charity or, with the approval of the Chairperson of the Ethics Committee, or their designee, present the gift to the Associate’s Business Unit for a random draw of an identified group of associates of an appropriate size.

Group Gifts

When a group gift valued at up to US$100 (e.g., chocolate assortment) is sent by a T. Rowe Price Associate, the gift report must identify the name of at least one business contact at the receiving organization. If an Associate or a T. Rowe Price department receives a gift that is valued in excess of the US$100 limit, it can be shared amongst Associates provided no single Associate’s share of the gift exceeds the US$100 limit. Alternatively, with the approval of the Chairperson of the Ethics Committee, or their designee, the gift can be awarded to the winner of a random draw of an identified group of associates of an appropriate size or donate it to charity.

Recurring Gifts

Tickets or other gifts (including nominal value items) may not be given nor accepted from a business contact or firm on a standing, recurring, or ongoing basis. Supervisors are responsible for monitoring how frequently their Associates receive and give gifts to/from specific business contacts to avoid potential conflicts of interest.

Calculation of Value

Gifts should be valued at the cost paid by the giver. Associates and Managers should be mindful that if the market value of a gift is materially greater than the cost, consultation with the Legal Department may be appropriate to determine if another value should be used.

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Business Entertainment

Entertainment must serve a legitimate and appropriate business purpose (“Business Entertainment”). Generally, business entertainment includes meals and sporting events with business contacts (e.g., clients or vendors). Associates should be mindful that business entertainment should generally not be solicited and only accepted after an invitation from your host. Both the Associate and the business contact must be in attendance for an event to be classified as business entertainment. Business entertainment should not be so frequent or so lavish with the same business contact or client, that when viewed in its entirety, it could be viewed as a potential conflict of interest. See “Jurisdictions and Specific Requirements” for additional restrictions on Business Entertainment.

Reporting and Prior Clearance

1.	Business entertainment valued above US$100 per person must be reported.

2.	Business entertainment that exceeds US$250 per person requires prior approval by the Associate’s Manager and either the Business Unit Head or Region/Segment Head (as determined by the Business Unit).

3.

Broker-dealer provision: All meal business entertainment received from broker-dealers above US$100 per person requires prior approval by the Associate’s Manager and must be reported. All non-meal business entertainment received from broker-dealers, regardless of value, requires prior approval by the Associate’s Manager and must be reported. T. Rowe Price (or in some cases, the Associate) will pay or reimburse the broker-dealer for such reported business entertainment.

4.

Business entertainment that includes a guest (e.g., spouse or child) requires prior approval by the Associate’s Manager and either the Business Unit Head or Region/Segment Head (as determined by the Business Unit). Keep in mind that the Associate may need to pay for the cost of the guest.

5.

Business entertainment that does not occur in the normal course of business or is an event of national prominence requires prior approval by the Associate’s Manager and either the Business Unit Head or Region/Segment Head (as determined by the Business Unit).

6.	Business entertainment may never be given or received in consideration of any business or transaction, or in connection with the purchase or sale of client securities or other investments.

Each Business Unit will implement procedures to assess and consider relevant factors when determining if approval should be granted in the circumstances requiring prior approval. For example, factors may include the purpose of the meeting, the nature of the event being conducive to conversation, the exclusivity of the event, the frequency of interaction with the business contact and whether T. Rowe Price or the Associate should be bearing some portion or all of the associated cost.

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Post-Event Approval

In certain situations, an Associate may not be able to ascertain the cost of an event until after its conclusion, such as business dinners. In the event the business entertainment was expected to be within these reporting thresholds (e.g., less than US$250 per person) but unexpectedly exceeds them, the Associate must promptly report such entertainment to his/her Manager for further discussion. In these limited circumstances and after review by the Associate’s Manager, “post- event” approval by a Region/Segment Head or Business Unit Head (as determined by the Business Unit) will be considered to be in compliance with this policy.

Transportation and Lodging

Generally, the cost of transportation and lodging expenses associated with business entertainment should be borne by the party using the transportation or lodging. Ordinary ground transportation such as a taxi ride or a courtesy shuttle is not subject to this restriction.

Active RFPs/Business Transactions

Associates may not entertain key decision makers of a vendor, prospect or current client (or their lead manager consultant) with an active RFP or where material negotiations of specific business or transactions are taking place. Key decision makers are those individuals who have significant influence on the decision related to the RFP or transaction which would include an ERISA plan fiduciary representative. However, meals closely associated with substantive business meetings (i.e., plan reviews, due diligence visits, investment reviews, educational sessions) are permitted.

Large-Scale Events

The cost-per-individual at an event (e.g., industry conference, vendor user conference, investor relations event) is not counted towards US$250 prior approval threshold provided that the conference has a reasonable relationship to the duties of the attending Associate(s) and the expenses for attendance are reasonable in light of the benefits afforded to the firm by such attendance. Associates should keep in mind that if there are separate excursions or other entertainment connected with the large-scale event (e.g., golf outings, boating trips, etc.) then the reporting and prior clearance requirements will apply to these separate events.

Calculation of Value

Business entertainment should be valued at the cost paid by the giver. Associates and Managers should be mindful that if the market value of an event is materially greater than the cost, consultation with the Legal Department may be appropriate to determine if another value should be used.

Jurisdictions and Specific Requirements

In addition to the general gift and entertainment rules in this policy, certain jurisdictions or regulators may impose restrictions that are more stringent than the general provisions of this policy. Associates that work in a jurisdiction outside of their primary office jurisdiction are subject to the rules of the jurisdiction with the higher standards. The following sets forth a summary of those restrictions.

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TRPIL and Its European Subsidiaries Associates: UK FCA Inducements Rules and Guidance

The FCA Conduct of Business rules requires that gifts and entertainment provided or received must not impair our ability to act in the best interests of our clients. Guidance issued by the FCA notes that business entertainment in the form of sporting events or other social events may not be considered as capable of enhancing the quality of service to clients as they may either not be conducive to business discussions or the discussions could better take place without these activities. The following additional policy requirements apply to T. Rowe Price International Ltd (“TRPIL”) and its European subsidiaries:

Business Entertainment: All non-meal business entertainment provided or received, regardless of value, and regardless of whether it is provided by a broker-dealer or to or from other third-party business contacts, requires prior approval by the associate’s manager and must be reported. T. Rowe Price (or in some cases, the associate) will pay or reimburse the donor for such reported business entertainment.

In determining approval, the associates’ manager must consider whether the non-meal entertainment is capable of enhancing the quality of service to the client. Spectating at a sporting event or attending a concert or the theatre will not generally be considered to enhance the quality of service to the client and cannot generally therefore be accepted from or given to a third party. Participatory events such as a round of golf may be acceptable upon demonstration by the associate that the event is both conducive to business discussions and ultimately benefits our client. The approval must be clearly documented.

While the reimbursement to the business contact (by T. Rowe Price or the associate) removes the key inducement, there is possibly an intrinsic value in the invitation to an event in that it may not be available to the general public due to its popularity, the associate must be able to clearly demonstrate that the full market value is reimbursed to the business contact in order for their manager to approve.

U.S. - ERISA Covered Plans: US$250 Annual Limit

In accordance with guidance from the U.S. Department of Labor, the annual limit in this policy on gifts and business entertainment provided to an ERISA plan fiduciary representative (including plan advisers serving in a fiduciary capacity) is US$250. All gifts and business entertainment provided to a fiduciary business contact count towards this US$250 annual limit and must be prior approved by the Associate’s Manager or Region/Segment Head (as determined by the Business Unit) to help ensure the annual limit is not exceeded, except as provided below. Note that all gifts and business entertainment provided to a fiduciary business contact are subject to this policy’s reporting and prior clearance rules, even if not counted towards the US$250 annual limit.

1.	Meals provided by Associates to fiduciary business contacts at educational conferences, including T. Rowe Price hosted conferences; do not count towards the US$250 annual limit.

2.

Meals and entertainment provided at educational conferences hosted by T. Rowe Price do not count towards the US$250 annual unit. Note that fiduciary business contacts may be subject to rules pertaining to their acceptance of meals and entertainment at such events. Consult with the Compliance Manager/SME within your business unit to determine your business unit guidelines for reminding recipients of these rules.

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3.

Meals provided to fiduciary business contacts and closely associated with substantive business meetings (e.g., plan reviews, due diligence visits, investment reviews, educational sessions) do not count towards the US$250 annual limit.

4.

Expenses for ordinary ground transportation such as taxi ride or courtesy shuttle that are closely associated with a substantive business meeting or an educational conference do not count towards the US$250 annual limit. Transportation expenses associated with relationship- building and other forms of entertainment would count towards the US$250 annual limit.

5.

Items of nominal value given to fiduciary business contacts are not subject to this policy’s reporting requirements and do not count towards the US$250 annual limit. Generally, items that are less than US$10 are deemed to have nominal value. For the avoidance of doubt, any item that has a value greater than US$10, including items with a corporate logo permanently affixed, count towards the US$250 annual limit and must be reported.

6.

Meals and entertainment provided by a Business Unit Head to a fiduciary business contact for purposes of obtaining market intelligence (and not to support sales activity) do not count towards the US$250 annual limit.

Note that all gifts, business entertainment, and meals given to or attended by guests of the fiduciary business contact(s) (including in the context of an educational conference) count towards the US$250 annual limit for the fiduciary and are subject to this policy’s reporting and prior clearance rules.

Providing services or support (including some types of marketing support) to an ERISA plan fiduciary may be considered a gift. Consult with the Compliance Manager/SME within your business unit for assistance in evaluating whether such services or support would be subject to this policy.

Country and U.S. State Specific Requirements

Countries and U.S. states may adopt rules that govern the provision of gifts and business entertainment. Such rules may impose strict dollar limits or prohibitions on providing gifts and business entertainment which may be more restrictive than this policy. Additionally, these rules may impose increased reporting requirements on Associates. The Legal Department will work with business units to inform them of these jurisdictions’ specific rules.

Reporting

It is ultimately the Associate’s responsibility to properly report gifts and business entertainment, whether given or received, in accordance with each business unit’s reporting procedures. All gifts must be reported within ten business days. All business entertainment must be reported promptly.

All gifts and business entertainment reports will be available for review by Legal & Compliance, including International Compliance, in conjunction with their responsibility to oversee our firm- wide compliance.

The U.S. Department of Labor has established strict gift and entertainment reporting rules relative to ERISA clients. All gifts and business entertainment of US$10 or more accepted from, provided to, or in relation to ERISA clients should be reported under the Associate’s business unit’s procedures.

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Chair of the Ethics Committee

Special circumstances may arise that would require the review of the Chair of the Ethics Committee and may result in exceptions being granted to part or all of this policy.

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T. ROWE PRICE GROUP, INC.

STATEMENT OF POLICY

ON

MATERIAL, INSIDE (NON-PUBLIC) INFORMATION

Policy of Price Group on Insider Trading. It is the policy of Price Group and its affiliates to forbid any of their officers, directors, employees, or other personnel (e.g., consultants) while in possession of material, non-public information, from trading securities or recommending transactions, either personally or in their proprietary accounts or on behalf of others (including mutual funds and private accounts) or communicating material, non-public information to others in violation of securities laws of the U.S., the UK, or any other country that has jurisdiction over its activities. Material, non-public information includes not only certain information about issuers, but also certain information about T. Rowe Price Group, Inc. and its operating subsidiaries as well as information pertaining to Price Funds, Price ETFs, and other clients.

Purpose of Statement of Policy. As a global firm, Price Group is subject to a wide array of laws and regulations that prohibit the misuse of inside information. The purpose of this Statement of Policy (“Statement”) is to describe and explain: (i) the general legal prohibitions and sanctions regarding insider trading under U.S. and global regulations and how they are applicable across the firm globally; (ii) the meaning of the key concepts underlying the prohibitions; (iii) your obligations in the event you come into possession of material, non-public information; and (iv) the firm’s educational program regarding insider trading. Additionally, the U.S. Insider Trading and Securities Fraud Enforcement Act (“Act”) requires Price Group to establish, maintain, and enforce written procedures designed to prevent insider trading.

Many jurisdictions, including Hong Kong, Singapore, Japan, Australia and most European countries, have laws and regulations prohibiting the misuse of inside information. While this Statement does not make specific reference to these laws and regulations, the Statement provides general guidance regarding appropriate activities that is applicable to all employees globally. There is, however, no substitute for knowledge of local laws and regulations. Employees are expected to understand the relevant local requirements where they work and comply with them. Any questions regarding the laws or regulations of any jurisdiction should be directed to the Legal & Compliance Department or the TRP International Compliance Team.

The Basic Insider Trading Prohibition. The “insider trading” doctrine under U.S. securities laws generally prohibits any person (including investment advisers) from:

•	Trading in a security while in possession of material, non-public information regarding the issuer of the security;

•	Tipping such information to others;

•	Recommending the purchase or sale of securities while in possession of such information;

•	Assisting someone who is engaged in any of the above activities.

Thus, “insider trading” is not limited to insiders of the issuer whose securities are being traded. It can also apply to non-insiders, such as investment analysts, portfolio managers, consultants and stockbrokers. In addition, it is not limited to persons who trade. It also covers persons who tip material, non-public information or recommend transactions in securities while in possession of such information. A “security” includes not just equity securities, but any security (e.g., corporate and municipal debt securities, including securities issued by the federal government).

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“Need to Know” Policy. All information regarding planned, prospective or ongoing securities transactions must be treated as confidential. Such information must be confined, even within the firm, to only those individuals and departments that must have such information in order for the respective entity to carry out its engagement properly and effectively. Ordinarily, these prohibitions will restrict information to only those persons who are involved in the matter.

Transactions Involving Price Group Stock. You are reminded that you are an “insider” with respect to Price Group since Price Group is a public company and its stock is traded on the NASDAQ Stock market. It is therefore important that you not discuss with family, friends or other persons any matter concerning Price Group that might involve material, non-public information, whether favorable or unfavorable. You are prohibited from trading Price Group stock (TROW) if you are privy to material, non-public information.

Sanctions. Penalties for trading on material, non-public information are severe, both for the individuals involved in such unlawful conduct and for their firms. A person or entity that violates the insider trading laws can be subject to some or all of the penalties described below, even if he/she/it does not personally benefit from the violation:

•	Injunctions;

•	Treble damages;

•	Disgorgement of profits;

•	Criminal fines;

•	Jail sentences;

•	Civil penalties for the person who committed the violation (which would, under normal circumstances, be the employee and not the firm); and

•	Civil penalties for the controlling entity (e.g., Price Associates) and other persons, such as managers and supervisors, who are deemed to be controlling persons.

In addition, any violation of this Statement can be expected to result in serious sanctions being imposed by Price Group, including dismissal of the person(s) involved. The provisions of U.S. and UK law discussed below, and the laws of other jurisdictions are complex and wide ranging. If you are in any doubt about how they affect you, you must consult the Legal & Compliance Department or the TRP International Compliance Team, as appropriate.

U.S LAW AND REGULATION REGARDING INSIDER TRADING PROHIBITIONS

Introduction. “Insider trading” is a top enforcement priority of the U.S. Securities and Exchange Commission. The Insider Trading and Securities Fraud Enforcement Act has far-reaching impact on all public companies and especially those engaged in the securities brokerage or investment advisory industries, including directors, executive officers and other controlling persons of such companies. Specifically, the Insider Trading and Securities Fraud Enforcement Act:

Written Procedures. Requires SEC-registered brokers, dealers and investment advisers to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by such persons.

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Penalties. Imposes severe civil penalties on brokerage firms, investment advisers, their management and advisory personnel, and other “controlling persons” who fail to take adequate steps to prevent insider trading and illegal tipping by employees and other “controlled persons.” Additionally, the Act contains substantial criminal penalties, including monetary fines and jail sentences.

Private Right of Action. Establishes a statutory private right of action on behalf of contemporaneous traders against insider traders and their controlling persons.

Bounty Payments. Authorizes the SEC to award bounty payments to persons who provide information leading to the successful prosecution of insider trading violations. Bounty payments are at the discretion of the SEC but may not exceed 10 – 30% of the penalty imposed.

The Act has been supplemented by three SEC rules, 10b5-1, 10b5-2 and Fair Disclosure, which are discussed later in this Statement.

Basic Concepts of Insider Trading. The four critical concepts under U.S. law in insider trading cases are: (1) fiduciary duty/misappropriation, (2) materiality, (3) non-public and (4) use/possession. Each concept is discussed below.

Fiduciary Duty/Misappropriation. In two decisions, the U.S. Supreme Court outlined when insider trading and tipping violate the federal securities law if the trading or tipping of the information results in a breach of duty of trust or confidence.

The concept of who constitutes an “insider” is broad. It includes officers, directors, and employees of an issuer. In addition, a person can be a “temporary insider” if he or she enters into a confidential relationship in the conduct of an issuer’s affairs and, as a result, is given access to information solely for the issuer’s purpose. A temporary insider can include, among others, an issuer’s attorneys, accountants, consultants, and bank lending officers, as well as the employees of such organizations. In addition, any person may become a temporary insider of an issuer if he or she advises the issuer or provides other services, provided the issuer expects such person to keep any material, non-public information confidential.

A typical breach of duty arises when an insider purchases securities of his or her corporation on the basis of material, non-public information. Such conduct breaches a duty owed to the corporation’s shareholders. The duty breached, however, need not be to shareholders to support liability for insider trading; it could also involve a breach of duty to a client, an employer, employees, or even a personal acquaintance. For example, courts have held that if the insider receives a personal benefit (either direct or indirect) from the disclosure, such as a pecuniary gain or reputational benefit; that would be enough to find a fiduciary breach.

Court decisions have held that under a “misappropriation” theory, an outsider (such as an investment analyst) may be liable if he or she breaches a duty to anyone by: (1) obtaining information improperly, or (2) using information that was obtained properly for an improper purpose. For example, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory. Similarly, an analyst who trades in breach of a duty owed either to his or her employer or client may be liable under the misappropriation theory. For example, the Supreme Court upheld the misappropriation theory when a lawyer received material, non-public information from a law partner who represented a client contemplating a tender offer, where that lawyer used the information to trade in the securities of the target company.

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SEC Rule 10b5-2 provides a non-exclusive definition of circumstances in which a person has a duty of trust or confidence for purposes of the “misappropriation” theory of insider trading. It states that a “duty of trust or confidence” exists in the following circumstances, among others:

(1)	Whenever a person agrees to maintain information in confidence;

(2)

Whenever the person communicating the material, nonpublic information and the person to whom it is communicated have a history, pattern, or practice of sharing confidences, that resulted in a reasonable expectation of confidentiality; or

(3)

Whenever a person receives or obtains material, non-public information from his or her spouse, parent, child, or sibling unless it is shown affirmatively, based on the facts and circumstances of that family relationship, that there was no reasonable expectation of confidentiality.

The situations in which a person can trade while in possession of material, non-public information without breaching a duty are so complex and uncertain that the only safe course is not to trade, tip or recommend securities while in possession of material, non-public information.

Materiality. Insider trading restrictions arise only when the information that is used for trading, tipping or recommendations is “material.” The information need not be so important that it would have changed an investor’s decision to buy or sell; rather, it is enough that it is the type of information on which reasonable investors rely in making purchase, sale, or hold decisions.

Resolving Close Cases. The U.S. Supreme Court has held that, in close cases, doubts about whether or not information is material should be resolved in favor of a finding of materiality. You should also be aware that your judgment regarding materiality may be reviewed by a court or the SEC with the 20-20 vision of hindsight.

Effect on Market Price. Any information that, upon disclosure, is likely to have a significant impact on the market price of a security should be considered material.

Future Events. The materiality of facts relating to the possible occurrence of future events depends on the likelihood that the event will occur and the significance of the event if it does occur.

Illustrations. The following list, though not exhaustive, illustrates the types of matters that might be considered material: a joint venture, merger or acquisition; the declaration or omission of dividends; the acquisition or loss of a significant contract; a change in control or a significant change in management; a call of securities for redemption; the borrowing of a significant amount of funds; the purchase or sale of a significant asset; a significant change in capital investment plans; a significant labor dispute or disputes with subcontractors or suppliers; an event requiring an issuer to file a current report on Form 8- K with the SEC; establishment of a program to make purchases of the issuer’s own shares; a tender offer for another issuer’s securities; an event of technical default or default on interest and/or principal payments; advance knowledge of an upcoming publication that is expected to affect the market price of the stock.

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Illustrations for the STA ETFs. The STA ETF Exemptive Relief provides that, because (unlike traditional ETFs) the STA ETFs do not disclose portfolio holdings daily, the selective disclosure of material nonpublic information, including information other than portfolio information, would be more likely to provide an unfair advantage to the recipient than in other ETFs. Non-public information that could be material to the STA ETFs includes, but is not limited to, current holdings information, investment decisions, and any potential arbitrage deficiencies that could necessitate Board-directed corrective action. This is not an exhaustive list.

Non-Public vs. Public Information. Any information that is not “public” is deemed to be “non- public.” Just as an investor is permitted to trade on the basis of information that is not material, he or she may also trade on the basis of information that is public. Information is considered public if it has been disseminated in a manner making it available to investors generally. An example of non-public information would include information provided to a select group of analysts but not made available to the investment community at large. Set forth below are a number of ways in which non-public information may be made public.

Disclosure to News Services and National Papers. The U.S. stock exchanges require exchange-traded issuers to disseminate material, non-public information about their company to: (1) the national business and financial newswire services (e.g. Bloomberg, Thomson Reuters, etc.); (2) the national service (Associated Press); and (3) The New York Times and The Wall Street Journal.

Local Disclosure. An announcement by an issuer in a local newspaper might be sufficient for an issuer that is only locally traded but might not be sufficient for an issuer that has a national market.

Information in SEC Reports. Information contained in reports filed with the SEC will be deemed to be public.

If Price Group is in possession of material, non-public information with respect to a security before such information is disseminated to the public (i.e., such as being disclosed in one of the public media described above), Price Group and its personnel must wait a sufficient period of time after the information is first publicly released before trading or initiating transactions to allow the information to be fully disseminated. Price Group may also follow Information Barrier procedures, as described on page 4-9 of this Statement.

Concept of Use/Possession. It is important to note that the SEC takes the position that the law regarding insider trading prohibits any person from trading in a security in violation of a duty of trust and confidence while in possession of material, non-public information regarding the security. This is in contrast to trading on the basis of the material, non-public information. To illustrate the problems created by the use of the “possession” standard, as opposed to the “caused” standard, the following three examples are provided:

First, if the investment committee to a Price mutual fund were to obtain material, non- public information about one of its portfolio companies from a Price equity research analyst, that fund would be prohibited from trading in the securities to which that information relates. The prohibition would last until the information is no longer material or non-public.

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Second, if the investment committee to a Price mutual fund obtained material, non-public information about a particular portfolio security but continued to trade in that security, then the committee members, the applicable Price Adviser, and possibly management personnel might be liable for insider trading violations.

Third, even if the investment committee to the Fund does not come into possession of the material, non-public information known to the equity research analyst, if it trades in the security, it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

The SEC has expressed its view about the concept of trading “on the basis of” material, non-public information in Rule 10b5-1. Under Rule 10b5-1, and subject to the affirmative defenses contained in the rule, a purchase or sale of a security of an issuer is “on the basis” material non-public information about that security or issuer if the person making the purchase or sale was aware of the material, non-public information when the person made the purchase or sale.

A person’s purchase or sale is not “on the basis of” material, non-public information if he or she demonstrates that:

(A)	Before becoming aware of the information, the person had:

(1)	Entered into a binding contract to purchase or sell the security;

(2)	Instructed another person to purchase or sell the security for the instructing person’s account, or

(3)	Adopted a written plan for trading securities.

When a contract, instruction or plan is relied upon under this rule, it must meet detailed criteria set forth in Rule 10b5-1(c)(1)(i)(B) and (C).

Under Rule 10b5-1, a person other than a natural person (e.g., one of the Price Advisers) may also demonstrate that a purchase or sale of securities is not “on the basis of” material, non-public information if it demonstrates that:

•	The individual making the investment decision on behalf of the person to purchase or sell the securities was not aware of the information; and

•

The person had implemented reasonable policies and procedures, taking into consideration the nature of the person’s business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material, non-public information. These policies and procedures may include those that restrict any purchase, sale, and causing any purchase or sale of any security as to which the person has material, non-public information, or those that prevent such individuals from becoming aware of such information.

Tender Offers. Tender offers are subject to particularly strict regulation under the securities laws. Specifically, trading in securities that are the subject of an actual or impending tender offer by a person who is in possession of material, non-public information relating to the offer is illegal, regardless of whether there was a breach of fiduciary duty. Under no circumstances should you trade in securities while in possession of material, non-public information regarding a potential tender offer.

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Selective Disclosure of Material, Non-Public Information by Public Companies. The SEC has adopted Regulation FD to prohibit certain issuers from selectively disclosing material, non-public information to certain persons who would be expected to trade on it. The rule applies only to publicly traded domestic (U.S.) companies, not to foreign government or foreign private issuers.

Under this rule, whenever:

•	An issuer, or person acting on its behalf,

•	Discloses material, non-public information,

•	To securities professionals, institutional investors, broker-dealers, and holders of the issuer’s securities,

•	The issuer must make public disclosure of that same information,

•	Simultaneously (for intentional disclosures), or

•	Promptly within 24 hours after knowledge of the disclosure by a senior official (for non-intentional disclosures)

Regulation FD does not apply to all of the issuer’s employees; rather only communication by an issuer’s senior management (executive officers and directors), its investor relations professionals, and others who regularly communicate with market professionals and security holders are covered. Certain recipients of information are also excluded from the rule’s coverage, including persons who are subject to a confidentiality agreement, credit rating agencies, and “temporary insiders,” such as the issuer’s lawyers, investment bankers, or accountants.

Selective Disclosure of Material, Non-Public Information Related to the STA ETFs.

While Regulation Fair Disclosure (“Regulation FD”) does not directly apply to registered open- end funds, it is applicable to the STA ETFs pursuant to the STA ETF Exemptive Relief. The STA ETF Exemptive Relief requires each STA ETF and each person acting on behalf of an STA ETF to comply with and agree to be subject to the requirements of Regulation FD as if it applied to them. In order to align with these requirements, the STA ETFs will comply with the Policy and Procedure for Release of Material Non-Pubic Information Related to the Semi-Transparent ETFs, as well as the T. Rowe Price Mutual Funds and Exchange-Traded Funds Portfolio Information Release Policy with respect to the frequency and timing of dissemination of information to the T. Rowe Price website. If T. Rowe Price employees acting on behalf of the STA ETFs selectively disclose MNPI related to a STA ETF to an external party (other than a service provider subject to confidentiality agreement as described below), the STA ETF must comply with Regulation FD by promptly issuing a press release or otherwise publicly releasing the information just disclosed on a selective basis through a “recognized channel of distribution”.

Expert Network Services. Expert networks may be used by approved investment staff to supplement the investment process. Expert networks provide investors with access to individuals having a particular expertise or specialization, such as industry consultants, vendors, doctors, attorneys, suppliers, or past executives of particular companies. Expert network services can be an important component of the investment research process, and Price Group has implemented various controls to govern these interactions. A strict approval process is in place for utilizing a new expert network service. Also, a reporting and oversight process exists in the Equity Division to ensure that the services are being used properly by only appropriate investment staff.

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Information Regarding Price Group.

The illustrations of material information found on page 4-4 of this Statement are equally applicable to Price Group as a public company and should serve as examples of the types of matters that you should not discuss with persons outside the firm. Remember, even though you may have not intent to violate any federal securities law, an offhand comment to a friend might be used unbeknownst to you by such friend to effect purchases or sales of Price Group stock. If such transactions were discovered and your friend was prosecuted, your status as an informant or “tipper” would directly involve you in the case. If you have concerns or questions about whether certain information constitutes material, non-public information pertaining to Price Group you should contact the Legal & Compliance Department.

Information Regarding T. Rowe Price Funds, Price ETFs, and Subadvised Funds.

Employees who possess material, non-public information pertaining to a Price Fund, Price ETF, or subadvised fund are prohibited from trading in the shares of the fund. Associates may obtain or possess information about significant portfolio activity of a fund, such as an unscheduled disbursement or receipt that is not reflected in the fund’s NAV, which could be regarded as material. For example, an associate may learn of a significant tax refund or litigation recovery that a fund is entitled to but has not been entered as a receivable because the amount and timing are unknown. Such information could constitute material, non-public information. Information regarding future events that would not be expected to have a known impact on the fund’s NAV, such as a large subscription by an institutional shareholder or a change in the fund’s portfolio manager, while considered highly sensitive information (not to be shared with others outside of T. Rowe Price), would not typically constitute material, non-public information for these purposes. If you have concerns or questions about whether certain information constitutes material, non- public information pertaining to a Price Fund, Price ETF, or subadvised fund you should contact the Legal & Compliance Department.

LAWS AND REGULATIONS REGARDING INSIDER TRADING PROHIBITIONS OUTSIDE THE U.S.

The jurisdictions outside the U.S. that regulate some T. Rowe Price entities have laws in this area that are based on principles similar to those of the U.S. described in this Statement. If you comply with the Code, then you will comply with the requirements of these jurisdictions. If you have any concerns about local requirements, please contact the TRP International Compliance Team or the Legal & Compliance Department.

PROCEDURES TO BE FOLLOWED WHEN RECEIVING MATERIAL, NON-PUBLIC INFORMATION

Whenever you believe that you have or may have come into possession of material, non-public information, you should immediately contact the appropriate Legal & Compliance Department person or group and refrain from disclosing the information to anyone else, including persons within Price Group, unless specifically advised to the contrary. The individual may not disclose the information or trade in the security until a determination is made by Legal & Compliance. U.S.-based personnel should contact the Legal & Compliance Department and international personnel should contact the International Compliance Team.

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Specifically, you may not:

•	Trade in securities to which the material, non-public information relates;

•	Disclose the information to others;

•	Recommend purchases or sales of the securities to which the information relates.

If it is determined that the information is material and non-public, the issuer will be placed on either:

•	A Restricted List (“Restricted List”) in order to prohibit trading in the security by both clients and Access Persons; or&

•

A Watch List (“Watch List”), which restricts the flow of the information to others within Price Group in order to allow the Price Advisers investment personnel to continue their ordinary investment activities. This procedure is commonly referred to as an Information Barrier.

The Watch List is highly confidential and should, under no circumstances, be disseminated to anyone except authorized personnel in the Legal & Compliance Department and Code Compliance who are responsible for placing issuers on and monitoring trades in securities of issuers included on the Watch List. As described below, if an individual on the TRP International Compliance Team believes that an issuer should be placed on the Watch List, he or she will contact Code Compliance. Code Compliance will coordinate review of trading in the securities of that issuer with the TRP International Compliance Team as appropriate.

The person whose possession of or access to inside information has caused the inclusion of an issuer on the Watch List may never trade or recommend the trade of the securities of that issuer without the specific prior approval of the Legal & Compliance Department.

Price Group will maintain two separate Restricted Lists (effective July 1, 2022), one for TRPIM and one for all other T. Rowe Price advisers . There is an information barrier between TRPIM and all other advisers, so in certain instances, the lists may differ based on the information received by each respective adviser. All Access Person personal trading will be subject to the Restricted Lists of all T. Rowe Price advisers. The Restricted Lists are also highly confidential and should, under no circumstances, be disseminated to anyone outside Price Group. Individuals with access to the Restricted Lists should not disclose its contents to anyone within Price Group who does not have a legitimate business need to know this information, including to Restricted Investment Personnel of the other T. Rowe Price Adviser.

Code Compliance will remove the issuer from the Watch List or relevant Restricted List when the information is no longer material or non-public.

Specific Procedures Relating to the Safeguarding of Inside Information.

To ensure the integrity of the Information Barrier, and the confidentiality of the Restricted Lists, it is important that you take the following steps to safeguard the confidentiality of material, non- public information:

•	Do not discuss confidential information in public places such as elevators, hallways or social gatherings;

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•	To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to employees with a business need for being in the area;

•	Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

•	Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects;

•

Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use;

•	Destroy copies of confidential documents no longer needed for a project. However, Record Retention and Destruction guidelines should be reviewed before taking any action; and

•	Comply with the Price ETFs Information Barrier policy to safeguard non-public information.

ADDITIONAL PROCEDURES

Education Program. While the probability of research analysts and portfolio managers being exposed to material, non-public information with respect to issuers considered for investment by clients is greater than that of other personnel, it is imperative that all personnel understand this Statement, particularly since the insider trading restrictions also apply to transactions in the stock of Price Group.

To ensure that all appropriate personnel are properly informed of and understand Price Group’s policy with respect to insider trading, the following program has been adopted.

Initial Review and Training for New Personnel. All new persons subject to the Code, which includes this Statement, will be given the Code at the time of their association and will be required to certify that they have read it. In addition, each new employee is required to take web-based training promptly after his or her start date.

Revision of Statement. All persons subject to the Code will be informed whenever this Statement is materially revised.

Annual Review. All persons subject to the Code receive training on the Code annually.

Acknowledgement of Compliance. All persons subject to the Code will be asked to acknowledge their understanding of an adherence to the Code, including this Statement, on at least an annual basis.

Questions. If you have any questions with respect to the interpretation or application of this Statement, you are encouraged to discuss them with your immediate supervisor, the Legal e Department, or the TRP International Compliance Team as appropriate.

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T. ROWE PRICE GROUP, INC.

STATEMENT OF POLICY

ON

SECURITIES TRANSACTIONS

BACKGROUND INFORMATION.

Legal Requirement. In accordance with the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Insider Trading and Securities Fraud Enforcement Act of 1988, and the various UK and other jurisdictions’ laws and regulations, Price Group, the mutual funds (“Price Funds”), and the exchange-traded funds (“Price ETFs”) which its affiliates manage, have adopted this Statement of Policy on Securities Transactions (“Statement”).

Price Advisers’ Fiduciary Position. As investment advisers, the Price Advisers are in a fiduciary position which requires them to act with an eye only to the benefit of their clients, avoiding those situations which might place, or appear to place, the interests of the Price Advisers or their officers, directors and employees in conflict with the interests of clients.

Purpose of Statement of Policy. The Statement was developed to help guide Price Group’s employees and independent directors and the independent directors of the Price Funds and Price ETFs in the conduct of their personal investments and to:

•	Eliminate the possibility of a transaction occurring that the SEC or other regulatory bodies would view as inconsistent with our role as a fiduciary;

•

Avoid situations where it might appear that Price Group, Price Funds, or the Price ETFs or any of their officers, directors, employees, or other personnel had personally benefited at the expense of a client or fund shareholder or taken inappropriate advantage of their fiduciary positions; and

•	Prevent, as well as detect, the misuse of material, non-public information.

Price Group’s, Price Funds’, and the Price ETFs’ reputations could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of the Price Advisers and the independent directors of the Price Funds and Price ETFs.

QUESTIONS ABOUT THE STATEMENT. Questions regarding the policy can be directed to Code Compliance (Code_of_Ethics@TRowePrice.com).

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EXCESSIVE TRADING AND MARKET TIMING OF MUTUAL FUND SHARES. The issue of excessive trading and market timing by mutual fund shareholders is a serious one and is not unique to T. Rowe Price. Employees may not engage in trading of shares of a Price Fund that is inconsistent with the prospectus of that Fund.

Excessive or short-term trading in fund shares may disrupt management of a fund and raise its costs. The Board of Directors/Trustees of the Price Funds have adopted a policy to deter excessive and short-term trading (the “Policy”), which applies to persons trading directly with T. Rowe Price and indirectly through intermediaries. Under this Policy, T. Rowe Price may bar excessive and short-term traders from purchasing shares.

This Policy is set forth in each Fund’s prospectus, which governs all trading activity in the Fund regardless of whether you are holding T. Rowe Price Fund shares as a retail investor or through your T. Rowe Price U.S. Retirement Program account.

Although the Fund may issue a warning letter regarding excessive trading or market timing, any trade activity in violation of the Policy will also be reviewed by the Chief Compliance Officer, who will refer instances to the Ethics Committee as he or she feels appropriate. The Ethics Committee, based on its review, may take disciplinary action, including suspension of trading privileges, forfeiture of profits or the amount of losses avoided, and termination of employment, as it deems appropriate.

Employees are also expected to abide by trading restrictions imposed by other funds as described in their prospectuses. If you violate the trading restrictions of a non-Price Fund, the Ethics Committee may impose the same penalties available for violation of the Price Funds excessive trading Policy.

FRONT RUNNING. Front Running is inconsistent with our responsibility to serve the interests of clients. It is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices affected by client transactions.

PERSONS SUBJECT TO STATEMENT. The provisions of this Statement apply as described below to the following persons and entities. Each person and entity (except the independent directors of Price Group) is classified as either an Access Person or a Non-Access Person as described below. The provisions of this Statement may also apply to an Access Person’s or Non- Access Person’s spouse, minor children, and certain other relatives, as further described on page 5-4 of this Statement. All Access Persons except the independent directors of the Price Funds and Price ETFs are subject to all provisions of this Statement except certain restrictions on purchases in initial public offerings that apply only to Investment Personnel. The independent directors of the Price Funds and Price ETFs are not subject to prior transaction clearance requirements and are subject to modified reporting as described on page 5-19. Non-Access Persons are subject to the general principles of the Statement and its reporting requirements but are only required to receive prior transaction clearance for transactions in Price Group stock. The persons and entities covered by this Statement are:

Price Group. Price Group, each of its subsidiaries and affiliates, and their retirement plans.

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Employee Partnerships. Partnerships such as Pratt Street Ventures.

Personnel. Each officer, inside director and employee of Price Group and its subsidiaries and its affiliates.

Certain Contingent Workers. These workers include:

•

All contingent workers whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period and whose work is closely related to the ongoing work of Price Group’s employees (versus project work that stands apart from ongoing work); and

•	Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

Exceptions must be approved by Code Compliance (Code_of_Ethics@TRowePrice.com)

Independent Directors of Price Group, Price Funds, and the Price ETFs. The independent directors of Price Group include those directors of Price Group who are neither officers nor employees of Price Group or any of its subsidiaries or affiliates. The independent directors of the Price Funds and Price ETFs include those directors of the Price Funds and Price ETFs who are not deemed to be “interested persons” of Price Group.

Although subject to the general principles of this Statement, including the definition of “beneficial ownership,” independent directors are subject only to modified reporting requirements (pages 5-20 to 5-22). The trades of the independent directors of the Price Funds and Price ETFs are not subject to prior transaction clearance requirements. The trades of the independent directors of Price Group are not subject to prior transaction clearance requirements except for transactions in Price Group stock.

ACCESS PERSONS. Certain persons and entities are classified as “Access Persons” under the Code. The term “Access Persons” means:

•	The Price Advisers;

•	Any officer or director of any of the Price Advisers or the Price Funds, including the Price ETFs (except the independent directors of the Price Funds and Price ETFs);

•

Any person associated with any of the Price Advisers, Price Funds, or the Price ETFs who, in connection with his or her regular functions or duties, makes, participates in, obtains or has access to non-public information regarding the purchase or sale of securities by a Price Fund, Price ETF, or other advisory client, or to non-public information regarding any securities holdings of any client of a Price Adviser, including the Price Funds and Price ETFs, or whose functions relate to the making of any recommendations with respect to the purchases or sales.

All Access Persons are notified of their status under the Code.

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Investment Personnel. An Access Person is further identified as “Investment Personnel” if, in connection with his or her regular functions or duties, he or she “makes or participates in making, or is closely associated with personnel who make recommendations regarding the purchase or sale of securities” by a Price Fund, Price ETF, or other advisory client.

The term “Investment Personnel” includes, but is not limited to:

•

Those employees who are authorized to make investment decisions or to recommend securities transactions on behalf of the firm’s clients (investment counselors and members of the mutual fund advisory committees);

•	Research and credit analysts;

•	Traders who assist in the investment process; and

•	Support staff who assist in the investment process.

All Investment Personnel are deemed Access Persons under the Code.

NON-ACCESS PERSONS. Persons who do not fall within the definition of Access Persons are deemed “Non-Access Persons.” If a Non-Access Person is married to an Access Person, then the non-Access Person is deemed to be an Access Person.

TRANSACTIONS SUBJECT TO STATEMENT. Except as provided below, the provisions of this Statement apply to transactions that fall under either one of the following two conditions:

First, you are a “beneficial owner” of the security under the Rule 16a-1 of the Exchange Act, defined as follows; or

Second, if you control or direct securities trading for another person or entity, those trades are subject to this Statement even if you are not a beneficial owner of the securities. For example, if you have an exercisable trading authorization (e.g., a power of attorney to direct transactions in another person’s account) of an unrelated person’s or entity’s brokerage account, or are directing another person’s or entity’s trades, those transactions will usually be subject to this Statement to the same extent your personal trades would be as described below.

Definition of Beneficial Owner. A “beneficial owner” is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. Being the beneficiary of an account, such as a 401(k) or securities account, does not necessarily mean a person is a “beneficial owner” unless one of the following conditions exists.

A person has beneficial ownership in:

•	Securities held by members of the person’s immediate family (e.g. spouse, child, etc.) sharing the same household, although the presumption of beneficial ownership may be rebutted;

•	A person’s interest in securities held by a trust, which may include both trustees with investment control and, in some instances, trust beneficiaries;

•	A person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable;

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•	A general partner’s proportionate interest in the portfolio securities held by either a general or limited partnership;

•

Certain performance-related fees other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; and

•	A person’s right to dividends that are separated or separable from the underlying securities. Otherwise, right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial ownership in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio. If you become the beneficial owner of another’s securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another’s securities, then the associated securities accounts become subject to the account reporting requirements outlined on page 5-16.

Requests for Clarifications or Interpretations Regarding Beneficial Ownership or Control. If you have beneficial ownership of a security, any transaction involving that security is presumed to be subject to the relevant requirements of this Statement, unless you have no direct or indirect influence or control over the transaction. Such a situation may arise, for example, if you have delegated investment authority to an independent investment adviser or your spouse or family member (residing with you) has an independent trading program in which you have no input or control. Similarly, if your spouse or family member has investment control over, but not beneficial ownership in, an unrelated account, the Statement may not apply to those securities and you may wish to seek clarification or an interpretation.

If you are involved in an investment account for a family situation, trust, partnership, corporation, etc., which you feel should not be subject to the Statement’s relevant prior transaction clearance and/or reporting requirements, you should submit a written request for clarification or interpretation to either Code Compliance (Code_of_Ethics@TRowePrice.com) or the TRP International Compliance Team. Any such request for clarification or interpretations should name the account, your interest in the account, the persons or firms responsible for its management, and the specific facts of the situation. Do not assume that the Statement is not applicable; you must receive a clarification or interpretation about the applicability of the Statement. Clarifications and interpretations are not self-executing; you must receive a response to a request for clarification or interpretation directly from the Code Compliance Team or the TRP International Compliance Team before proceeding with the transaction or other action covered by this Statement.

PRIOR TRANSACTION CLEARANCE REQUIREMENTS GENERALLY. As described, certain transactions require prior clearance before execution. Receiving prior transaction clearance does not relieve you from conducting your personal securities transactions in full compliance with the Code, including its prohibition on trading while in possession of material, inside information, and the 60-Day Rule, and with applicable law, including the prohibition on Front Running.

TRANSACTIONS IN STOCK OF PRICE GROUP. Because Price Group is a public company, ownership of its stock subjects its officers, inside and independent directors, employees and all others subject to the Code to special legal requirements under the U.S. securities laws. You are responsible for your own compliance with these requirements. In connection with these legal requirements, Price Group has adopted the following rules and procedures:

Independent Directors of Price Funds or Price ETFs. The independent directors of the Price Funds or Price ETFs are prohibited from owning the stock or other securities of Price Group.

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Quarterly Earnings Report. Generally, all Access Persons and Non-Access Persons and the independent directors of Price Group must refrain from initiating transactions in Price Group stock in which they have a beneficial interest from the second trading day after quarter end (or such other date as management shall from time to time determine) through the day of filing the firm’s earnings release with the SEC. You will be notified quarterly in regards to the controlling (blackout) dates.

Prior Transaction Clearance of Price Group Stock Transactions Generally. Access Persons and Non-Access Persons and the independent directors of Price Group are required to obtain clearance prior to effecting any proposed transaction involving shares of Price Group stock owned beneficially, including any Price Group stock owned in the Employee Stock Purchase Plan (“ESPP”). Moving shares of Price Group stock (held outside of the ESPP) between securities firms or to/from individual or joint brokerage accounts does not have to receive prior clearance. Prior clearance is required to transfer shares to another person, entity, or trust account.

Prior Transaction Clearance Procedures for Price Group Stock. Requests for prior transaction clearance must be submitted to the myTRPcompliance system.

Gifts. The giving of or receipt of Price Group stock (TROW) must be prior cleared. This includes donation transactions into donor-advised funds such as T. Rowe Price Charitable, as well as any other charitable gifting.

Prohibition Regarding Transactions in Price Group Options. Transactions in options (other than stock options granted to T. Rowe Price associates) on Price Group stock are not permitted.

Prohibition Regarding Short Sales of Price Group Stock. Short sales of Price Group stock are not permitted.

Hedging Transactions in Price Group Stock. Entering into any contract or purchasing any instrument designed to hedge or offset any decrease in the market value of Price Group stock is not permitted.

Applicability of 60-Day Rule to Price Group Stock Transactions. Transactions in Price Group stock are subject to the 60-Day Rule except for transactions effected through the ESPP, the exercise of employee stock options granted by Price Group and the subsequent sale of the derivative shares, and shares obtained through an established dividend reinvestment program. Refer to page 5-26 for a full description of the 60-Day Rule.

Only Price Group stock that has been held for at least 60 days may be gifted. You must receive prior clearance before gifting shares of Price Group stock. Purchases of Price

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Group stock in the ESPP through payroll deduction are not considered in determining the applicability of the 60-Day Rule to market transactions in Price Group stock. To avoid issues with the 60-day rule, shares may not be transferred out of or otherwise removed from the ESPP if the shares have been held for less than 60 days.

Access Persons and Non-Access Persons and the independent directors of Price Group must obtain prior transaction clearance of any transaction involving Price Group stock, (unless specifically exempted, such as transfers of form of ownership).

Initial Disclosure of Holdings of Price Group Stock. Each new employee must report any shares of Price Group stock of which he or she has beneficial ownership no later than ten business days after his or her starting date.

Dividend Reinvestment Plans for Price Group Stock. Purchases of Price Group stock owned outside of the ESPP and effected through a dividend reinvestment plan need not receive prior transaction clearance. Reporting of transactions effected through that plan need only be made quarterly through statements provided to the Code Compliance Team or by the financial institution (e.g. broker-dealer) where the account is maintained, except in the case of employees who are subject to Section 16 of the Exchange Act, who must report such transactions immediately.

Effectiveness of Prior Clearance. Prior transaction clearance of transactions in Price Group stock is effective for three business days from and including the date the clearance is granted (taking into consideration the time zone), unless (i) advised to the contrary by the Payroll and Stock Transaction Group prior to the proposed transaction, or (ii) the person receiving the clearance comes into possession of material, non-public information concerning the firm. If the proposed transaction in Price Group stock is not executed within this time period, a new clearance must be obtained before the individual can execute the proposed transaction.

Reporting of Disposition of Proposed Transaction. If the transaction request was executed, the Payroll & Stock Transaction Team will receive an electronic or paper confirmation of the transaction and your records will be updated accordingly.

Insider Reporting and Liability. Under current SEC rules, certain officers, directors and 10% stockholders of a publicly traded company (“Insiders”) are subject to the requirements of Section 16. Insiders include the directors and certain executive officers of Price Group. The Payroll and Stock Transaction Group informs all those who are Insiders of their obligations under Section 16.

SEC Reporting. There are three reporting forms which Insiders are required to file with the SEC to report their purchase, sale and transfer transactions in, and holdings of, Price Group stock. Although the Payroll and Stock Transaction Group will provide assistance in complying with these requirements as an accommodation to Insiders, it remains the legal responsibility of each Insider to ensure that the applicable reports are filed in a timely manner.

5-7

•

Form 3. The initial ownership report by an Insider is required to be filed on Form 3. This report must be filed within ten days after a person becomes an Insider (i.e., is elected as a director or appointed as an executive officer) to report all current holdings of Price Group stock. Following the election or appointment of an Insider, the Payroll and Stock Transaction Group will deliver to the Insider a Form 3 for appropriate signatures and will file the form electronically with the SEC.

•

Form 4. Any change in the Insider’s ownership of Price Group stock must be reported on a Form 4 unless eligible for deferred reporting on year-end Form 5. The Form 4 must be filed electronically before the end of the second business day following the day on which a transaction resulting in a change in beneficial ownership has been executed. Following receipt of the Notice of Disposition of the proposed transaction, the Payroll and Stock Transaction Group will deliver to the Insider a Form 4, as applicable, for appropriate signatures and will file the form electronically with the SEC.

•

Form 5. Any transaction or holding that is exempt from reporting on Form 4, such as small purchases of stock, gifts, etc. may be reported electronically on a deferred basis on Form 5 within 45 calendar days after the end of the calendar year in which the transaction occurred. No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

Liability for Short-Swing Profits. Under the U.S. securities laws, profit realized by certain officers, as well as directors and 10% stockholders of a company (including Price Group) as a result of a purchase and sale (or sale and purchase) of stock of the company within a period of less than six months must be returned to the firm or its designated payee upon request.

PRIOR TRANSACTION CLEARANCE REQUIREMENTS - ACCESS PERSONS.

Access Persons must obtain prior transaction clearance (approval) before directly or indirectly initiating the purchase or sale of a security in an account in which the Access Person is a beneficial owner (page 5-4). This includes the writing of an option to purchase or sell a security and the acquisition of any shares in an Automatic Investment Plan through a non-systematic investment. Following are exceptions to the prior transaction clearance requirement:

•

The independent directors of the Price Funds and Price ETFs are generally not required to receive prior transaction clearance so long as they have no knowledge of trades being transacted for the Price Funds or Price ETFs; and

•	Any Price Adviser is not required to receive prior transaction clearance when T. Rowe Price seed money is deployed to establish a client/product strategy.

Non-Access Persons are not required to obtain prior clearance before engaging in any securities transactions, except for transactions in Price Group stock.

Where required, prior transaction clearance must be obtained regardless of whether the transaction is affected through TRP Brokerage (generally available only to U.S. residents) or through an unaffiliated broker-dealer or other entity. Please note that the prior clearance procedures do not check compliance with the 60-Day Rule (page 5-266); you are responsible for ensuring your compliance with this rule.

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TRANSACTIONS (OTHER THAN IN PRICE GROUP STOCK) THAT DO NOT REQUIRE EITHER PRIOR TRANSACTION CLEARANCE OR REPORTING UNLESS THEY OCCUR IN A “REPORTABLE FUND.” The following transactions do not require either prior transaction clearance or reporting:

Mutual Funds and Variable Insurance Products. The purchase or redemption of shares of any open-end investment companies and variable insurance products, except that Access Persons must report transactions in Reportable Funds (page 5-11).

Undertakings for Collective Investments in Transferrable Securities (UCITS). The purchase or redemption of shares in an open-ended European investment fund established in accordance with the UCITS Directive provided that a Price Adviser does not serve as an adviser to the fund.

Automatic Investment Plans. Transactions through a program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. However, the initial automatic investment does require prior clearance. An Access Person must report any securities owned as a result of transactions in an Automatic Investment Plan on his or her Annual Report. Any transaction that overrides the pre-set schedule or allocations of an automatic investment plan (a “non-systematic transaction”) must be reported by both Access Persons and non-Access Persons and Access Persons must also receive prior transaction clearance for such a transaction if the transaction would otherwise require prior transaction clearance.

Donor-Advised Funds. Transactions within donor-advised funds, such as T. Rowe Price Charitable, do not require prior clearance or reporting. However, a gift of Price Group stock into a donor-advised fund is required to be prior cleared and reported.

U.S Government Obligations. Purchases or sales of direct obligations of the U.S Government.

Commercial Paper and Similar Instruments. Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality, short-term debt instruments, including repurchase agreements.

Certain Unit Investment Trusts. Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, if none of the underlying funds is a Reportable Fund.

Currency. Direct foreign currency transactions (spot and forward trades) in the Japanese Yen or British Pound, for example. However, securitized or financial instruments used for currency exposure (e.g. ProShares Ultra Yen ETF), must be reported.

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Cryptocurrency. Transactions in cryptocurrency, such as Bitcoin, Ethereum, etc., do not require prior clearance or reporting. However, transactions in any publicly traded cryptocurrency tracker instrument would require prior clearance and reporting. Participation in Initial Coin Offerings (ICOs) is prohibited.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT DO NOT REQUIRE PRIOR TRANSACTION CLEARANCE BUT MUST BE REPORTED BY BOTH ACCESS PERSONS AND NON-ACCESS PERSONS. The following transactions do not require prior transaction clearance but must be reported:

Non-T. Rowe Price Exchange-Traded Funds (“ETFs”). Transactions in non-T. Rowe Price ETFs, including non-T. Rowe Price ETFs authorized as UCITS, do not require prior clearance but must be reported. Access Persons are prohibited to transact in inverse/short and narrow ETFs. Short sale transactions in long and narrow ETFs is also prohibited. Access Persons are responsible for their compliance to these two prohibitions. Contact the Code Compliance Team regarding any uncertainty in contemplated ETF transactions. Narrow ETFs include, but are not limited to, those focused on specific industries (e.g. energy, healthcare, financial services, etc.), commodities, currencies, and specific geographical markets (e.g. countries or regions).

Unit Investment Trusts. Purchases or sales of shares in unit investment trusts registered under the Investment Company Act of 1940, unless the unit investment trust is an ETF, in which case the ETF protocols apply.

National Government Obligations (other than U.S.). Purchases or sales of direct obligations of national (non-U.S.) governments.

Variable Rate Demand Notes. This financial instrument is an unsecured debt obligation of a corporate entity. These instruments generally pay a floating interest rate slightly above the prevailing money market rates and include check-writing capabilities. It is not a money market fund nor is it equivalent to a bank deposit or bank account, therefore the instrument is not protected by the Securities Investor Protection Corporation or Federal Deposit Insurance Corporation.

Pro Rata Distributions. Purchases effected by the exercise of rights issued pro-rata to all holders of a class of securities or the sale of rights so received.

Tender Offers. Purchases and sales of securities pursuant to a mandatory (e.g., the holder has no choice or elections regarding the offer) tender offer. Merger elections, however, that presents holders of acquired securities, with exchange options that typically include cash or securities of the acquiring company and/or a combination thereof, must be prior cleared.

Exercise of Stock Option of Corporate Employer by Spouse. Transactions involving the exercise by an Access Person’s spouse of a stock option issued by the corporation employing the spouse. However, a subsequent sale of the stock obtained by means of the exercise, including sales effected by a “cash-less” transactions, must receive prior transaction clearance.

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Restricted Stock Plan Automatic Sales for Tax Purposes by Spouse. Transactions commonly called “net sales” whereby upon vesting of restricted shares, a portion of the shares are automatically sold in order to cover the tax obligation.

Inheritances. The acquisition of securities through inheritance.

Gifts. The giving of or receipt of a security as a gift. However, a gift of or receipt of Price Group stock must be prior cleared.

Stock Splits, Reverse Stock Splits, and Similar Acquisitions and Dispositions. The mandatory acquisition of additional shares or the disposition of existing corporate holdings through stock splits, reverse stock splits, stock dividends, exercise of rights, exchange or conversion. Reporting of such transactions must be made within 30 days of the end of the quarter in which they occurred. Reporting is deemed to have been made if the acquisition or disposition is reported on a confirmation, statement or similar document sent to Code Compliance.

Spousal Employee-Sponsored Payroll Deduction Plans. Purchases, but not sales, by an Access Person’s spouse pursuant to an employee-sponsored payroll deduction plan (e.g., a 401(k) plan or employee stock purchase plan), provided the Code Compliance Section has been previously notified by the Access Person that the spouse will be participating in the payroll deduction plan. Reporting of such transactions must be made within 30 days of the end of the quarter in which they occurred. A sale or exchange of stock held in such a plan is subject to the prior transaction clearance requirements for Access Persons.

Partial Shares Sold. Partial shares held in an account that are sold when the account is transferred to another broker-dealer or to new owner or partial shares sold automatically by the broker-dealer.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT DO NOT REQUIRE PRIOR TRANSACTION CLEARANCE BUT MUST BE REPORTED BY ACCESS PERSONS ONLY.

Reportable TRP-Advised Funds (“Reportable Funds”) Not Held On A T. Rowe Price Platform. Access Persons must report the purchases and sales of shares of Reportable Funds. A Reportable Fund is any open-end investment company, including money market funds and UCITS, for which any of the Price Advisers serves as an investment adviser. This includes not only the Price Funds, non-Price ETFs, SICAVs, OEICs, ITMs, AUTs, and any Price-advised investment products, but also any fund managed by any of the Price Advisers either through subadvised relationships, including any fund holdings offered through retirement plans (e.g., 401(k) plans) other than the T. Rowe Price U.S. Retirement Plan, or as an investment option offered as part of a variable annuity. Legal & Compliance maintains a listing of subadvised Reportable Funds on the TRP Exchange.

Access Persons must inform the Code Compliance Team about ownership of shares of Price Funds. Once this notification has been given, if the Price Fund is held on the T. Rowe Price platform, or in the T. Rowe Price U.S. Retirement Plan, or the T. Rowe Price UK Retirement Schema, the Access Person need not report these transactions directly. In instances where Price Funds are held through an intermediary, transactions in shares of those Price Funds must be reported as described on page 5-18.

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Interests in Section 529 College Savings Plans not held on the T. Rowe Price Platform. Access Persons must report the purchase and sale of interests in any Section 529 College Savings Plan for which any Price Adviser serves as an adviser or sub-adviser to the plan. Access Persons must inform the Code Compliance Team about ownership of interests in the Maryland College Investment Plan, the T. Rowe Price College Savings Plan and the University of Alaska College Savings Plan. For these specific plans only, once this notification has been given, an Access Person need not report transactions directly (page 5-18). In instances where ownership interests in 529 College Savings Plans that are advised or sub-advised by a Price Adviser are held through an intermediary, transactions must be reported as described on page 5-18.

The Chief Compliance Officer or his or her designee reviews at a minimum the transaction reports for all securities required to be reported under the Advisers Act or the Investment Company Act for all employees, officers, and inside directors of Price Group and its affiliates and for the independent directors of the Price Funds.

TRANSACTIONS THAT REQUIRE PRIOR TRANSACTION CLEARANCE BY ACCESS PERSONS. Generally, Access Persons are required to obtain prior clearance for all buy and sell transactions in individual stocks, bonds, closed-end funds, private investments, and derivatives (e.g. options, swaps, futures, etc.) of these securities, as well as T. Rowe Price ETFs that you are considered to be the beneficial owner. If the transaction or security is not subject to prior transaction clearance, as outlined in this policy, you should assume that it is subject to the prior clearance requirement unless specifically informed otherwise by the Code Compliance Team or the TRP International Compliance Team.

Among the transactions for which Access Persons must receive prior transaction clearance are:

•	Non-systematic transactions in a security that is not exempt from prior transaction clearance;

•	Close-end fund transactions, including U.K, Canadian, and other non-U.S. investment trusts.

•	Price ETFs (See the chart in the “TRANSACTIONS IN PRICE ETFs.”

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TRANSACTIONS IN PRICE ETFs. Guidelines specific to the Price ETFs are as follows:

	Access Person	Non-Access Persons	Independent Directors

Must Pre-clear Trades in Price ETFs	YES	NO	NO

Must Post-report Trades in Price ETFs	YES	YES	YES

Subject to 60-day Rule	YES	NO	NO

Subject to Ad hoc Trading Restrictions	YES	NO	YES

Ability to Buy/Sell Price ETFs in the Primary Market	NO	NO	NO

Ability to Sell Short the Price ETFs	NO	NO	NO

Ability to Transact in Options of the Price ETFs	NO	NO	NO

OTHER TRANSACTION REPORTING REQUIREMENTS. Any transaction that is subject to the prior transaction clearance requirements on behalf of an Access Person (except the independent directors of the Price Funds and Price ETFs), including purchases in initial public offerings and private placement transactions, must be reported. Although Non-Access Persons are not required to receive prior transaction clearance for securities transactions (other than Price Group stock), they must report any transaction that would require prior transaction clearance by an Access Person. The independent directors of Price Group, the Price Funds, and Price ETFs are subject to modified reporting requirements.

PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE (OTHER THAN PRICE GROUP STOCK) FOR ACCESS PERSONS. Unless prior transaction clearance is not required as described in this policy or determined by the Chairperson of the Ethics Committee, or their designee, Access Persons must receive prior transaction clearance for all securities transactions.

Access Persons should follow the procedures before engaging in the transactions described. If an Access Person is not certain whether a proposed transaction is subject to the prior transaction clearance requirements, he or she should contact the Code Compliance Team before proceeding.

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Procedures for Obtaining Prior Transaction Clearance for Initial Public Offerings (“IPOs”):

Non-Investment Personnel. Access Persons who are not Investment Personnel (“Non- Investment Personnel”) may purchase securities that are the subject of an IPO only after receiving prior transaction clearance in writing from the Chairperson of the Ethics Committee or their designee. An IPO would include, for example, an offering of securities registered under the Securities Act of 1933 when the issuer of the securities, immediately before the registration, was not subject to certain reporting requirements of the Exchange Act. This requirement applies to all IPOs regardless of market.

In considering such a request for prior transaction clearance, the Chairperson or their designee will determine whether the proposed transaction presents a conflict of interest with any of the firm’s clients or otherwise violates the Code. The Chairperson or his or her designee will also consider whether:

1.	The purchase is made through the Non-Investment Personnel’s regular broker;

2.	The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel’s account; and

3.

The transaction otherwise meets the requirements of the FINRA restrictions, as applicable, regarding the sale of a new issue to an account in which a “restricted person,” as defined in FINRA Rule 5130, has a beneficial interest.

Non-Investment Personnel will not be permitted to purchase shares in an IPO if any of the firm’s clients are prohibited from doing so because of affiliated transaction restrictions. This prohibition will remain in effect until the firm’s clients have had the opportunity to purchase in the secondary market once the underwriting is completed – commonly referred to as the aftermarket. The 60-Day Rule applies to transactions in securities purchased in an IPO.

Investment Personnel. Investment Personnel may not purchase securities in an IPO.

Non-Access Persons. Although Non-Access Persons are not required to receive prior transaction clearance before purchasing shares in an IPO, any Non-Access Person who is a registered representative or associated person of Investment Services is reminded that FINRA Rule 5130 may restrict his or her ability to buy shares in a new issue in any market.

Procedures for Obtaining Prior Transaction Clearance for Private Placements:

Access Persons may not invest in a private placement of securities, including the purchase of limited partnership interests, unless prior transaction clearance in writing has been obtained from the Chairperson of the Ethics Committee or their designee. This prior clearance provision includes situations involving investment transactions made in small businesses typically sourced through family or friends as well as any other referral source.

A private placement is generally defined as an offering that is exempt from registration by a regulatory authority and sold through a private offering. Private placement investments generally require the investor to complete a written questionnaire or subscription agreement and be regarded as a professional or accredited investor.

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Crowdfunding. Investments made through crowdfunding sites that serve to match entrepreneurs with investors, through which investors receive an equity stake in the business, are generally considered to be private placements and would require prior clearance. In contrast, providing funding through crowdfunding sites that serve to fund projects or philanthropic ventures are not considered private placements and therefore would not require prior clearance.

If an Access Person has any questions about whether a transaction is, in fact, a private placement, he or she should contact the Chairperson of the Ethics Committee or their designee.

In considering a request for prior transaction clearance for a private placement, the Chairperson will determine whether the investment opportunity (private placement) should be reserved for the firm’s clients, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the firm. The Chairperson will also secure, if appropriate, the approval of the proposed transaction from the chairperson of the applicable investment steering committee.

Continuing Obligation. An Access Person who has received prior transaction clearance to invest and does invest in a private placement of securities and who, at a later date, anticipates participating in the firm’s investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the Chairperson of the Ethics Committee, or their designee, and to the chairperson of the appropriate investment steering committee.

Registered representatives of Investment Services are reminded that FINRA rules may restrict investment in a private placement in certain circumstances.

Procedures for Obtaining Prior Transaction Clearance for All Other Securities Transactions:

Requests for prior transaction clearance by Access Persons for all other securities transactions requiring prior transaction clearance should generally be made via myTRPcompliance on the firm’s intranet. The myTRPcompliance system automatically sends any request for prior transaction approval that requires manual intervention to the Code Compliance Team. If you cannot access myTRPcompliance, requests may be made by email to the Legal Compliance Employee Trading mailbox. All requests must include the name of the security, a definitive security identifier (e.g., CUSIP, ticker, or Sedol), the number of shares or amount of bond involved, and the nature of the transaction, i.e., whether the transaction is a purchase, sale, short sale, or buy to cover, as well as the intended account in which to transact. Responses to all requests will be made by myTRPcompliance or the Code Compliance Team, documenting the request and whether or not prior transaction clearance has been granted. The myTRPcompliance system maintains the record of all approval and denials, whether automatic or manual.

Effectiveness of Prior Transaction Clearance. Prior transaction clearance of a securities transaction is effective for three business days from and including the date the clearance is

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granted (taking into consideration the time zone), regardless of the time of day when clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained. For example, if prior transaction clearance is granted at 2:00 pm Monday, the trade must be executed by Wednesday. In situations where it appears that the trade will not be executed within three business days even if the order is entered in that time period (e.g., certain transactions through transfer agents or spousal employee-sponsored payroll deduction plans), please notify the Code Compliance Team after prior clearance has been granted, but before entering the order with the executing agent.

Reminder. If you are an Access Person and become the beneficial owner of another’s securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another’s securities, then transactions in those securities also become subject to the prior transaction clearance requirements. You must also report acquisition of beneficial ownership or control of these securities within ten business days of your knowledge of their existence.

REASONS FOR DISALLOWING ANY REQUESTED TRANSACTION. Prior transaction clearance will usually not be granted if:

Pending Client Orders. Orders have been placed by any of the Price Advisers to purchase or sell the security unless certain size or volume parameters as described (on page 5-24) under “Large Issuer/Volume Transactions” are met.

Purchases and Sales within Seven Calendar Days. The security has been purchased or sold by any client of a Price Adviser within seven calendar days immediately prior to the date of the proposed transaction, unless certain size or volume parameters as described (on page 5-24) under “Large Issuer/Volume Transactions” are met.

For example, if a client transaction occurs on Monday, prior transaction clearance is not generally granted to An Access Person to purchase or sell that security until Tuesday of the following week. Transactions in securities in pure, as opposed to enhanced, index funds are not considered for this purpose. If all clients have eliminated their holdings in a particular security, the seven-calendar day restriction is not applicable to an Access Person’s transactions in that security.

Company Rating Changes. A change in the rating of a company has occurred within seven calendar days immediately prior to the date of the proposed transaction. Accordingly, trading would not be permitted until the eighth calendar day.

Securities Subject to Internal Trading Restrictions. The security is limited or restricted by any of the Price Advisers as to purchase or sale by Access Persons.

STA ETF Trading Restrictions. In general, Access Persons and Independent Directors will be restricted/prohibited from transacting in any STA ETF upon notification that it surpasses one of the Corrective Action Thresholds triggering the requirement for an ad hoc ETF Board meeting to evaluate the possible need for corrective measures. Additional situations or events could trigger ad hoc trading restrictions for Access Persons and/or Independent Directors.

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Requests for Reconsideration of Prior Transaction Clearance Denials. If an Access Person has not been granted a requested prior transaction clearance, he or she may apply to the Chairperson of the Ethics Committee or their designee for reconsideration. Such a request must be in writing and must fully describe the basis upon which the reconsideration is being requested. As part of the reconsideration process, the Chairperson or their designee will determine if any client of any of the Price Advisers may be disadvantaged by the proposed transaction by the Access Person. The factors the Chairperson or their designee may consider in making this determination include:

•	The size of the proposed transaction;

•	The nature of the proposed transaction (i.e., buy or sell) and of any recent, current or pending client transactions;

•	The trading volume of the security that is the subject of the proposed Access Person transaction;

•	The existence of any current or pending order in the security for any client of a Price Adviser;

•	The reason the Access Person wants to trade (e.g., to provide funds for the purchase of a home); and

•	The number of times the Access Person has requested prior transaction clearance for the proposed trade and the amount of time elapsed between each prior transaction clearance request.

TRANSACTION CONFIRMATIONS AND PERIODIC ACCOUNT STATEMENTS. All Access Persons (except the independent directors of the Price Funds and Price ETFs) and Non- Access Persons must request broker-dealers, investment advisers, banks, or other financial institutions executing their transactions to send a duplicate confirmation or contract note with respect to each and every reportable transaction, including Price Group stock, and a copy of all periodic statements for all securities accounts in which the Access Person or Non-Access Person is considered to have beneficial ownership and/or control (see discussion of beneficial ownership and control concepts on page 5-4) to the following address:

T. Rowe Price

Legal & Compliance Department Mailcode: OM-2455

P.O. Box 17218

Baltimore, Maryland 21297-1218

T. Rowe Price has established relationships and electronic data feeds with many broker-dealers for purposes of obtaining duplicate confirmations and contract notes as well as periodic statements. Certain broker-dealers require employee consent before sending such confirmations, contract notes, and statements to T. Rowe Price. In those cases, Code Compliance will contact the employee and obtain the required authorization.

The independent directors of Price Group, the Price Funds, and Price ETFs are subject to modified reporting requirements described at pages 5-20 to 5-22.

If transaction or statement information is provided in a language other than English, the employee should provide an English translation.

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NOTIFICATION OF SECURITIES ACCOUNTS. All persons and all entities subject to this Statement must report their securities accounts upon joining the firm as well as obtain prior approval for all new accounts opened while employed by T. Rowe Price. New T. Rowe Price brokerage accounts do not require prior approval but must be reported. Prior approval is obtained through myTRPcompliance and an instruction for obtaining such approval is located on the Compliance & Ethics page on the Exchange

The independent directors of Price Group, Price Funds, and the Price ETFs are not subject to this requirement.

New Personnel Subject to the Code. A person subject to the Code must report in myTRPcompliance, all existing securities accounts maintained with any broker, dealer, investment adviser, bank or other financial institution within ten business days of association with the firm.

Associates do not have to report accounts at transfer agents or similar entities if the only securities in those accounts are variable insurance products or open-end mutual funds if these are the only types of securities that can be held or traded in the accounts. If other securities can be held or traded, the accounts must be reported. For example, if you have an account at a transfer agent that can only hold shares of a mutual fund; that account does not have to be reported. If, however, you have a brokerage account it must be reported even if the only securities currently held or traded in it are mutual funds.

Officers, Directors and Registered Representatives of TRP Investment Services.

FINRA requires each associated person of T. Rowe Price Investment Services to:

•	Obtain prior approval for a new securities account; and

•	If the securities account is with a broker-dealer, provide the broker-dealer with written notice of his or her association with TRP Investment Services.

Annual Statement by Access Persons. Every January each Access Person, except an Access Person who is an independent director of the Price Funds or Price ETFs, must file with the firm a list of their accounts as of year-end.

PROCEDURES FOR REPORTING TRANSACTIONS. The following requirements apply both to Access Persons and Non-Access Persons except the independent directors of Price Group and the Price Funds or Price ETFs, who are subject to modified reporting requirements:

Report Form. If the executing firm provides a confirmation, contract note or similar document directly to the firm, you do not need to make a further report. The date this document is received by the Code Compliance Team will be deemed the date the report is submitted for purposes of SEC compliance. The Code Compliance Team must receive the confirmation or similar document no later than 30 days after the end of the calendar quarter in which the transaction occurred.

What Information Is Required. Each transaction report must contain, at a minimum, the following information about each transaction involving a reportable security in which you had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

•	The date of the transaction

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•	The title of the security

•	The ticker symbol or CUSIP number, as applicable

•	The interest rate and maturity date, as applicable

•	The number of shares, as applicable

•	The principal amount of each reportable security involved, as applicable

•	The nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition)

•	The price of the security at which the transaction was affected

•	The name of the broker, dealer or bank with or through which the transaction was affected

When Reports are Due. You must report a securities transaction within ten business days after the trade date or within ten business days after the date on which you first gain knowledge of the transaction (for example, a bequest) if this is later. A transaction in a Reportable Fund, a spousal payroll deduction plan or a stock split or similar acquisition or disposition must be reported within 30 days of the end of the quarter in which it occurred.

Access Person Reporting of Reportable Funds and T. Rowe Price-Advised Section 529 College Savings Plan Interests HELD on the T. Rowe Price Platform or HELD by the TRP UK Retirement Schema. You are required to inform Code Compliance about Reportable Funds and/or T. Rowe Price-advised Section 529 College Savings Plan interests (i.e., the Maryland College Investment Plan, the T. Rowe Price College Savings Plan and the University of Alaska College Savings Plan) held on the T. Rowe Price Platform or held by the TRP UK Retirement Schema. Once you have done this, you do not have to report any transactions in those securities. Your transactions and holdings will be updated and reported automatically to Code Compliance on a periodic basis. You should report your new account via myTRPcompliance (located on the Exchange) when you first establish an account in a Reportable Fund or invest in a T. Rowe Price-advised Section 529 College Savings Plan held on a T. Rowe Price Platform or held by the TRP UK Retirement Plan.

Access Person Reporting of Reportable Funds and T. Rowe Price-Advised Section 529 College Savings Plan Interests NOT HELD on the T. Rowe Price Platform. You must notify Code Compliance of any Reportable Fund or T. Rowe Price-advised Section 529 College Savings Plan interests that you beneficially own or control that are held at any intermediary. This would include, for example, a Price Fund held in your spouse’s retirement plan, even if T. Rowe Price Retirement Plan Services acts as the administrator or record-keeper of that plan. Any transaction in a Reportable Fund or in interests in a T. Rowe Price-advised Section 529 College Savings Plan must be reported by duplicate transaction confirmations and statements sent directly by the intermediary to the Code Compliance Team or by the Access Person directly using the “Securities Transactions” form (located in myTRPcompliance) within 30 days of the end of the quarter in which the transaction occurred.

Reporting Certain Private Placement Transactions. If your investment requires periodic capital calls (e.g., in a limited partnership) you must report each capital call. This is required even if you are an Access Person and you received prior transaction clearance for a total cumulative investment. In addition, you must report any distributions you receive in the form of securities.

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Reminder. If you become the beneficial owner of another’s securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another’s securities, the transactions in these securities become subject to the transaction reporting requirements.

REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS AND PRICE ETFs.

Transactions in Publicly Traded Securities. An independent director of the Price Funds and Price ETFs must report transactions in publicly traded securities where the independent director controls or directs such transactions. These reporting requirements apply to transactions the independent director effects for his or her own beneficial ownership as well as the beneficial ownership of others, such as a spouse or other family member. An independent director does not have to report securities transactions in accounts over which the independent director has no direct or indirect influence such as an account over which the independent director has granted full investment discretion to a financial adviser. The independent director should contact the Legal & Compliance Department to request approval to exempt any such accounts from this reporting requirement.

Transactions in Non-Publicly Traded Securities. An independent director does not have to report transactions in securities which are not traded on an exchange (i.e., non-publicly traded securities), unless the independent director knew, or in the ordinary course of fulfilling his or her official duties as an independent director of the Price Funds or Price ETFs, should have known that during the 15-day period immediately before or after the independent director’s transaction in such non-publicly traded security, a Price Adviser purchased, sold or considered purchasing or selling such security for a Price Fund, Price ETF, or Price advisory client.

Methods of Reporting. An independent director has the option to satisfy his or her obligation to report transactions in securities via a Quarterly Report or by arranging for the executing brokers of such transactions to provide duplicate transaction confirmations directly to the Code Compliance Team.

Quarterly Reports. If a Price Fund or Price ETF independent director elects to report his or her transactions quarterly: (1) a report for each securities transaction must be filed with the Code Compliance Team no later than thirty days after the end of the calendar quarter in which the transaction was effected; and (2) a report must be filed for each quarter, regardless of whether there have been any reportable transactions.

Duplicate Confirmation Reporting. An independent director of the Price Funds or Price ETFs may also instruct his or her broker to send duplicate transaction confirmations directly to the Code Compliance Team.

Among the types of transactions that are commonly not reported through a broker confirmation and may therefore have to be reported directly to T. Rowe Price are:

•	Exercise of Stock Options of a Corporate Employer;

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•	Inheritance of a Security;

•	Gift of a Security; and

•	Transactions in Certain Commodity Futures Contracts (e.g., financial indices).

An independent director of the Price Funds or Price ETFs must include any transactions listed above, as applicable, in his or her Quarterly Reports if not otherwise contained in a duplicate broker confirmation.

Reporting of Officership, Directorship, General Partnership or Other Managerial Positions Apart from the Price Funds or Price ETFs. An independent director of the Price Funds or Price ETFs shall report to the Code Compliance Team any officership, directorship, general partnership, or other managerial position which he or she holds with any public, private, or governmental issuer other than the Price Funds or Price ETFs.

Reporting of Significant Ownership.

Issuers (Other than Non-Public Investment partnerships, Pools or Funds). If an independent director of the Price Funds or Price ETFs owns more than 1⁄2 of 1% of the total outstanding shares of a public or private issuer (other than a non-public investment partnership, pool or fund), he or she must immediately report this ownership in writing to the Code Compliance Team, providing the name of the issuer and the total number of the issuer’s shares beneficially owned.

Non-Public Investment Partnerships, Pools or Funds. If an independent director of the Price Funds or Price ETFs owns more than 1⁄2 of 1% of the total outstanding shares or units of a non-public investment partnership, pool or fund over which the independent director exercises control or influence, the independent director must report such ownership in writing to the Code Compliance Team. For non-public investment partnerships, pools or funds where the independent director does not exercise control or influence, the independent director need not report such ownership to the Code Compliance Section unless and until such ownership exceeds 4% of the total outstanding shares or units of the entity.

Investments in Price Group. An independent director of the Price Funds or Price ETFs is prohibited from owning the common stock or other securities of Price Group.

Investments in Non-Listed Securities Firms. An independent director of the Price Funds or Price ETFs may not purchase or sell the shares of a broker-dealer, underwriter or federally registered investment adviser unless that entity is traded on an exchange or the purchase or sale has otherwise been approved by the Price Fund or Price ETF Boards.

Dealing with Clients. Aside from market transactions effected through securities exchanges, an independent director of the Price Funds or Price ETFs may not knowingly transact with a Price Fund or Price ETF. This prohibition does not preclude the purchase or redemption of shares of any open-end mutual fund or purchase or sale of any shares of a Price ETF that is a client of any Price Advisers.

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Prior Transaction Clearance Requirements. The independent directors of the Price Funds and Price ETFs are generally not required to receive prior transaction clearance so long as they have no knowledge of trades being transacted for the Price Funds or Price ETFs.

REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF PRICE GROUP OR ITS SUBSIDIARIES.

Reporting of Personal Securities Transactions. An independent director is not required to report his or her personal securities transactions, including Price ETFs, (other than transactions in Price Group stock) as long as the independent director does not obtain information about the Price Advisers’ investment research, recommendations, or transactions. However, each independent director is reminded that changes to certain information reported by the respective independent director in the Annual Questionnaire for Independent Directors are required to be reported to Corporate Records (e.g., changes in holdings of stock of financial institutions or financial institution holding companies).

Reporting of Officership, Directorship, General Partnership or Other Managerial Positions Apart from Price Group. An independent director shall report to the Code Compliance Team any officership, directorship, general partnership or other managerial position which he or she holds with any public, private, or governmental issuer other than Price Group or any of its subsidiaries.

Reporting of Significant Ownership.

Issuers (Other than Non-Public Investment Partnerships, Pools or Funds). If an independent director owns more than 1⁄2 of 1% of the total outstanding shares of a public or private issuer (other than a non-public investment partnership, pool or fund), he or she must report this ownership in writing to the Code Compliance Team, providing the name of the issuer and the total number of the issuer’s shares beneficially owned.

Non-Public Investment Partnerships, Pools or Funds. If an independent director owns more than 1⁄2 of 1% of the total outstanding shares or units of a non-public investment partnership, pool or fund over which the independent director exercises control or influence, the independent director must report such ownership in writing to the Code Compliance Team. For non-public investment partnerships, pools or funds where the independent director does not exercise control or influence, the independent director need not report such ownership to the Code Compliance Team unless and until such ownership exceeds 4% of the total outstanding shares or units of the entity.

Investments in Non-Listed Securities Firms. An independent director should be mindful of potential conflicts of interest associated with transactions and/or ownership of a broker-dealer, underwriter or federally registered investment adviser that is not publicly traded. Directors should consult with the T. Rowe Price Chief Legal Counsel regarding such matters.

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MISCELLANEOUS RULESREGARDING PERSONALSECURITIESTRANSACTIONS. These rules vary in their applicability depending upon whether you are an Access Person.

The following rules apply to all Access Persons, except the independent directors of the Price Funds or Price ETFs, and to all Non-Access Persons:

Dealing with Clients. Access Persons and Non-Access Persons may not, directly or indirectly, sell to or purchase from a client any security. Market transactions are not subject to this restriction. This prohibition does not preclude the purchase or redemption of shares of any open-end mutual fund that is a client of any of the Price Advisers and does not apply to transactions in a spousal employer-sponsored payroll deduction plan or spousal employer-sponsored stock option plan.

Investment Clubs. These restrictions vary depending upon the person’s status, as follows:

Non-Access Persons. A Non-Access Person may form or participate in a stock or investment club without prior clearance from the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (international personnel). Only transactions in Price Group stock are subject to prior transaction clearance. Club transactions must be reported just as the Non- Access Person’s individual trades are reported.

Access Persons. An Access Person may not form or participate in a stock or investment club unless prior written clearance has been obtained from the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (international personnel). Generally, transactions by such a stock or investment club in which an Access Person has beneficial ownership or control are subject to the same prior transaction clearance and reporting requirements applicable to an individual Access Person’s trades. If, however, the Access Person has beneficial ownership solely by virtue of his or her spouse’s participation in the club and has no investment control or input into decisions regarding the club’s securities transactions, the Chairperson of the Ethics Committee or the TRP International Compliance Team may, as appropriate as part of the prior clearance process, require the prior transaction clearance of Price Group stock transactions only.

Margin Accounts. While margin accounts are discouraged, you may open and maintain margin accounts for the purchase of securities provided such accounts are with firms with which you maintain a regular securities account relationship.

Limit Orders. While limit orders are permitted, Access Persons must be careful using “good until cancelled” orders keeping in mind that prior clearance is valid for three business days. Use of “day” limit orders are encouraged.

Trading Activity. You are discouraged from engaging in a pattern of securities transactions that either:

•	Is so excessively frequent as to potentially impact your ability to carry out your assigned responsibilities, or

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•	Involves securities positions that are disproportionate to your net assets.

At the discretion of the Chairperson of the Ethics Committee, or their designee, written notification of excessive trading may be sent to you and/or the appropriate supervisor if ten or more reportable trades occur in your account or accounts in a month.

The following rules apply only to Access Persons other than the independent directors of the Price Funds or Price ETFs:

Large Issuer/Volume Transactions. Although subject to prior transaction clearance, transactions involving securities of certain large issuers or of issuers with high trading volumes, within the parameters set by the Ethics Committee (the “Large Issuer/Volume List”), will be permitted under normal circumstances, as follows:

Transactions involving no more than U.S $50,000 (all amounts are in U.S. dollars) or the nearest round lot (even if the amount of the transaction marginally exceeds $50,000) per security per seven (7) calendar-day period in securities of:

•	Issuers with market capitalizations of $7.5 billion or more, or

•	U.S. issuers with an average daily trading volume in excess of 750,000 shares over the preceding 90 trading days in the U.S.

are usually permitted, unless the rating on the security has been changed within the seven calendar days immediately prior to the date of the proposed transaction. These parameters are subject to change by the Ethics Committee. An Access Person should be aware that if prior transaction clearance is granted for a specific number of shares lower than the number requested, the individual may not be able to receive permission to buy or sell additional shares of the issuer for the next seven calendar days.

Small Cap Issuer Transactions. Although subject to prior transaction clearance, transactions involving securities of certain small cap issuers may not be approved if there was a ratings change or ratings initiation in the previous 14 calendar days. Small cap issuers are defined as issuers with a market capitalization of $2.0 billion or less.

Transactions Involving Options on Large Issuer/Volume List Securities. Access Persons may not purchase uncovered put options or sell uncovered call options unless otherwise permitted under the “Options and Futures” discussion that follows. Otherwise, in the case of options on an individual security on the Large Issuer/Volume List (if it has not had a rating change), an Access Person may trade the greater of five contracts or sufficient option contracts to control $50,000 in the underlying security; thus an Access Person may trade five contracts even if this permits the Access Person to control more than

$50,000 in the underlying security. Similarly, the Access Person may trade more than five contracts as long as the number of contracts does not permit him or her to control more than $50,000 in the underlying security.

Client Limit Orders. Although subject to prior transaction clearance, an Access Person’s proposed trade in a security is usually permitted even if a limit order has been entered for a client for the same security, if:

•	The Access Person’s trade will be entered as a market order; and

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•	The client’s limit order is 10% or more away from the market price at the time the Access Person requests prior transaction clearance.

General Information on Options and Futures. If a transaction in the underlying instrument does not require prior transaction clearance (e.g., National Government Obligations, Unit Investment Trusts), then an options or futures transaction on the underlying instrument does not require prior transaction clearance. However, all options and futures transactions, including options on future contracts, must be reported even if a transaction in the underlying instrument would not have to be reported (e.g., U.S. Government Obligations). Similarly, all “over the counter” derivatives transactions (i.e., swaps traded pursuant to an ISDA agreement) must be reported even if the transaction in the underlying instrument would not have to be reported. Transactions in publicly traded options on Price Group stock are not permitted. Please note that Contracts for Difference are treated under this Statement in the same manner as call options, and, as a result, are subject to the 60-Day Rule.

Before engaging in options and futures transactions, Access Persons should understand the impact that the 60-Day Rule and intervening client transactions may have upon their ability to close out a position with a profit (see “Closing or Exercising Options Positions”).

Options and Futures on Securities and Indices Not Held by Clients of the Price Advisers. There are no specific restrictions with respect to the purchase, sale or writing of put or call options or any other option or futures activity, such as multiple writings, spreads and straddles, on a security (and options or futures on such security) or index that is not held by any of the Price Advisers’ clients.

Options on Securities Held by Clients of the Price Advisers. With respect to options on securities of companies which are held by any of Price Advisers’ clients, it is the firm’s policy that an Access Person should not profit from a price decline of a security owned by a client (other than a “pure” Index account). Therefore, an Access Person may: (i) purchase call options and sell covered call options and (ii) purchase covered put options and sell put options. An Access Person may not purchase uncovered put options or sell uncovered call options, even if the issuer of the underlying securities is included on the Large Issuer/Volume List, unless purchased in connection with other options on the same security as part of a straddle, combination or spread strategy which is designed to result in a profit to the Access Person if the underlying security rises in or does not change in value. The purchase, sale and exercise of options are subject to the same restrictions as those set forth with respect to securities, i.e., the option should be treated as if it were the common stock itself.

Other Options and Futures Held by Clients of the Price Advisers. Any other option or futures transaction with respect to domestic or foreign securities held by any of the Price Advisers’ clients will receive prior transaction clearance if appropriate after due consideration is given, based on the particular facts presented, as to whether the proposed transaction or series of transactions might appear to or actually create a conflict with the interests of any of the Price Advisers’ clients. Such transactions include transactions in futures and options on futures involving financial instruments regulated solely by the U. S. Commodity Futures Trading Commission.

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Closing or Exercising Option Positions. If you are the holder of an option and you intend to close (sell) the option or exercise the option, prior transaction clearance is required. However, if you have written (sold) an option and the option is exercised against you, without any action on your part, no prior transaction clearance is required. A client transaction in the underlying security or any restriction associated with the underlying security may prevent any option transaction from being closed or exercised, therefore Access Persons should be cautious when transacting in options.

Short Sales. Short sales by Access Persons are subject to prior clearance unless the security itself does not otherwise require prior clearance. Short sale transactions in long and narrow ETFs, as well as the Price ETFs are prohibited. In addition, Access Persons may not sell any security short which is owned by any client of one of the Price Advisers unless a transaction in that security would not require prior clearance. Short sales of Price Group stock are not permitted. All short sales are subject to the 60-Day Rule.

The 60-Day Rule. Access Persons are prohibited from profiting from the purchase and sale or sale and purchase (e.g., short sales, sell to open, and other similar transactions) of the same (or equivalent) securities within 60 calendar days. An “equivalent” security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security. Thus, for example, the rule prohibits options transactions on or short sales of a security that may result in a gain within 60 days of the purchase of the underlying security. Any series of transactions made which violate (or are counter to) the spirit of the 60-Day Rule, such as the establishment of a long position and subsequent establishment of a short position (or vice versa), in the same (or equivalent) security, may be deemed a violation by the Ethics Committee. This prohibition is not intended to include legitimate hedging transactions. If you have questions about whether a contemplated transaction would violate the 60-Day Rule or the spirit of the Rule, you should seek an interpretation from Code Compliance prior to initiating the transaction. Violations of the 60-Day Rule will be subject to a disgorgement of profit and any other applicable sanctions. The disgorgement of profit does not take into consideration any tax lot accounting associated with the security. It is simply the calculated gain as a result of the buy and sale (or sale and purchase) within the 60-day period.

In addition, the rule applies regardless of the Access Person’s other holdings of the same security or whether the Access person has split his or her holdings into tax lots. For example, if an Access Person buys 100 shares of XYZ stock on March 1 and another 100 shares of XYZ stock on November 27, he or she may not sell any shares of XYZ stock at a profit for 60 days following November 27. Similarly, an Access Person must own the underlying security for more than 60 days before entering into any options transaction on that security.

The 60-Day Rule “clock” restarts each time the Access person trades in that security.

The closing of a position in an option or Contract for Difference on any security other than an index will result in a 60-Day Rule violation if the position was opened within the 60- day window and the closing transaction results in a gain. Multiple positions will not be

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netted to determine an overall gain or loss in options on the same underlying security expiring on the same day unless the offsetting option positions were clearly part of an options strategy. Contact the Legal Compliance Employee Trading mailbox regarding the applicability of the contemplated strategy with the 60-Day Rule.

The 60-Day Rule does not apply to:

•	Any transaction by a Non-Access Person other than transactions in Price Group stock not excluded below;

•

Any transaction which because of its nature or the nature of the security involved does not require prior transaction clearance (e.g., if an Access Person inherits a security, a transaction that did not require prior transaction clearance, then he or she may sell the security inherited at a profit within 60 calendar days of its acquisition; other examples include the purchase or sale of a unit investment trust, the exercise of a corporate stock option by an Access Person’s spouse, or pro-rata distributions;

•

Any transaction in Price Group stock effected through the ESPP (note that the 60-Day rule does apply to shares transferred out of the ESPP to a securities account; generally, however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP);

•	The exercise of “company-granted” Price Group stock options or receipt of Price Group shares through Company-based awards and the subsequent sale of the derivative shares; and

•	Any purchase of Price Group stock through an established dividend reinvestment plan.

Access Persons are responsible for checking their compliance with this rule before entering a trade. If you have any questions about whether this rule will be triggered by a proposed transaction, you should contact Code Compliance or International Compliance before requesting prior transaction clearance for the proposed trade. Access Persons may request in writing an interpretation from the Chairperson of the Ethics Committee, or their designee, that the 60-Day Rule should not apply to a specific transaction or transactions.

Expanded Holding Period Requirement for Employees in Japan. Securities owned by staff employed by TRPJ may be subject to a longer holding period than 60 days. If you have any questions about this restriction, you should contact International Compliance.

Investments in Non-Listed Securities Firms. Access Persons may not purchase or sell the shares of a broker-dealer, underwriter or federally registered investment adviser unless that entity is traded on an exchange or listed as a NASDAQ stock or prior transaction clearance is given under the private placement procedures.

REPORTING OF ONE – HALF OF ONE PERCENT OWNERSHIP. If an employee owns more than 1⁄2 of 1% of the total outstanding shares of a public or private company, he or she must immediately report this in writing to Code Compliance (via the Code of Ethics mailbox), providing the name of the company and the total number of such company’s shares beneficially owned.

GAMBLING RELATED TO THE SECURITIES MARKETS. All associates subject to the Code are prohibited from wagering, betting or gambling related to individual securities, securities

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indices, currency spreads, or other similar financial indices or instruments. This prohibition applies to wagers placed through casinos, betting parlors or internet gambling sites and is applicable regardless of where the activity is initiated (e.g., home or firm computer or telephone). This specific prohibition does not restrict the purchase or sale of securities through a securities account reported to Code Compliance even if these transactions are effected with a speculative investment objective.

INITIAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Upon commencement of employment, appointment or promotion (no later than 10 calendar days after the starting date), each Access Person, except an independent director of the Price Funds or Price ETFs, is required by U.S. securities laws to disclose all current securities holdings in which he or she is considered to have beneficial ownership or control (“Initial Holdings Report”) (see page 5-4 for definition of the term Beneficial Owner) and provide or reconfirm the information regarding all of his or her securities accounts. Access Persons should use myTRPcompliance, located on the Exchange, to disclose and certify their Initial Holdings Report. SEC Rules require that each Initial Holding Report contain, at a minimum, the following information:

•	Securities title;

•	Securities type;

•	Exchange ticker number or CUSIP number, as applicable;

•	Number of shares or principal amount of each reportable securities in which the Access Person has any direct or indirect beneficial ownership;

•	The name of any broker, dealer or both with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and

•	The date the Access Person submits the Initial Holding Report.

The information provided must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

ANNUAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Each Access Person, except an independent director of the Price Funds or Price ETFs, is also required to file an Annual Compliance Certification as of December 31 of each year. This report can be completed by using myTRPcompliance located on the Exchange. This report is due by no later than January 31. The Chief Compliance Officer or their designee reviews all Annual Compliance Certifications.

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic provision of employment or other association with Price Group, Price Funds, and the Price ETFs. The Ethics Committee, the Code Compliance Team, and the TRP International Compliance Team are primarily responsible for administering this Statement. In fulfilling this function, the Ethics Committee will institute such procedures as it deems reasonably necessary to monitor each person’s and entity’s compliance with this Statement and to otherwise prevent and detect violations.

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Violations by Access Persons, Non-Access Persons and Independent Directors of Price Group. Upon discovering a material violation of this Statement by any person or entity other than an independent director of a Price Fund, the Ethics Committee will impose such sanctions as it deems appropriate and as are approved by the Management Committee or the Board of Directors including, inter alia, a letter of censure or suspension, a fine, a suspension of trading privileges or termination of employment and/or officership of the violator. In addition, the violator may be required to forfeit any profit realized from any transaction that is in violation of this Statement to the T. Rowe Price Foundation or an approved international non-profit organization. All material violations of this Statement shall be reported to the Board of Directors of Price Group and to the Board of Directors of any Price Fund or Price ETF with respect to whose securities such violations may have been involved.

Following are sanctions guidelines associated with violations of this Statement. These guidelines are supplemental to the forfeiture of profit associated with certain violations where an associate economically benefited. Code Compliance will utilize a rolling two- year, look-back period in the administration of the sanctions guidelines.

First Violation

•	Associate and manager notification, and

•	Associate required to complete online remedial training course.

Second Violation

•	Associate and escalated manager notifications up to, and including, applicable Management Committee (“MC”) member,

•	Associate required to complete online remedial training course,

•	Associate required to meet with applicable Chief Compliance Officer and Senior Compliance Manager, and

•	Associate fined according to officer or role guidelines.

Associate	VP TRP Group	Investment Personnel	Portfolio Manager, Business Unit Leader, MC Member
$250	$750	$750	$1,500

Third Violation

•	Associate and escalated manager notifications up to, and including, applicable Management Committee (“MC”) member,

•	Chief Executive Officer notified,

•	Associate required to complete online remedial training course,

•	Associate subject to three-month trading prohibition, and

•	Associate fined according to officer or role guidelines.

Associate	VP TRP Group	Investment Personnel	Portfolio Manager, Business Unit Leader, MC Member
$500	$2,000	$2,000	$5,000

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Fourth Violation

•	Sanctions to be determined by Ethics Committee.

Violations by Independent Directors of Price Funds or Price ETFs. Upon discovering a material violation of this Statement by an independent director of a Price Fund, the Ethics Committee shall report such violation to the Board on which the director serves. The Price Fund or Price ETF Board will impose such sanctions as it deems appropriate.

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T. ROWE PRICE GROUP, INC.

STATEMENT OF POLICY

ON

SYSTEMS SECURITY AND RELATED ISSUES

Purpose of Statement of Policy (“Statement”). The central and critical role of computer systems in our firm’s operations underscores the importance of ensuring their confidentiality, availability, and integrity. Our data is an extremely valuable asset and should be protected by all system users. Data within the T. Rowe Price Group network should be considered proprietary and confidential and should be protected as such. This Statement should be read in conjunction with the Statement of Policy on Privacy (page 8-1).

Systems activities and information will be referred to collectively in this Statement as the “Systems”. The Systems include all hardware, software, operating systems, and wired and wireless network resources involved in the business of T. Rowe Price; all information transmitted, received, logged or stored through the Systems including email, voice mail, messaging, printers, and online facsimiles; and all back-ups and records retained for regulatory or other purposes including all portable and fixed storage media and locations for storage. Information also includes any work products that are created while working at or on behalf of T. Rowe Price and are the exclusive property of T. Rowe Price unless otherwise stipulated.

The Systems also include the use of computer access, data, services and equipment provided by T. Rowe Price including any access to the Internet or via Internet; access to and use of commercial and specialized software programs and systems licensed or developed for the firm’s use; access to and use of customer and T. Rowe Price business data; use of and data on T. Rowe Price desktop and portable computers, and other mobile devices such as smart phones and tablets. The use, access, or storage of data on non-T. Rowe Price equipment (including but not limited to personally owned or “home” equipment, hotel or business center-supplied devices, web and/or cloud services, and conference supplied or internet café terminals) used for T. Rowe Price business purposes is included in the definition of systems, as appropriate.

Any new device, application or methodology offered by T. Rowe Price subsequent to the date of this version of this Statement, or that comes into common use for business purposes, is also covered under this definition of T. Rowe Price Systems and information.

This Statement establishes an acceptable use policy for all Price Group Associates and all other individuals, including vendors, cloud services, service providers and contractors, with Price Group systems access.

The Statement has been designed to give associates guidelines to:

•	Maintain and protect the integrity of customer, corporate, and employee confidential information;

•	Prevent the unauthorized use of or access to our firm’s computer Systems;

•	Prevent breaches and the introduction of malicious software; and

•	Respond to incidents and alert management in accordance with defined practices.

Any material violation of this Statement may lead to disciplinary sanctions, up to and including dismissal of individuals involved. Additionally, actions in violation of this Statement may constitute a crime under applicable laws.

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By using the firm’s Systems, you agree to be bound by this Statement and consent to the access to and disclosure of all information by the firm and do not have any expectation of privacy in connection with the use of the Systems.

SECURITY PRINCIPLES. T. Rowe Price maintains a security organization, with supporting policies, to provide guidance and direction on appropriate security controls to all associates and users. Key principles for end users or associate behavior include:

•	Security Responsibility. Security is everyone’s responsibility at T. Rowe Price.

•	Suspicious Activity. Report all suspicious activity to the Help Desk immediately.

•

Authorized System Users. Access to systems is restricted to authorized users who need access in order to support their business activities. This includes systems that are External to the T. Rowe Price environment.

•

User-IDs and Passwords. Every user is assigned a unique User-ID. Each User-ID has a password that must be kept confidential by the users. Employee IDs and easily deducible information should not be used for passwords. Users will be held accountable for work performed with their User-IDs.

•	Secure Desk / Asset. Sensitive information must be secured and/or locked appropriately when unattended. This includes electronic and physical information.

•

Mobile Assets. All portable computer equipment (e.g., laptops, smart phones, flash drives) containing information that is sensitive must be encrypted and password protected where possible. In the event of loss or theft, contact the Help Desk immediately.

•

Incident Response. T. Rowe Price has the authority, at its own discretion, to disable any ID or activity as needed to respond to a security issue. Efforts will be made to contact presumed owners of these IDs as appropriate; however, IDs may be disabled as part of system or vulnerability management processes.

INTERNET ACCESS AND OTHER ONLINE SERVICES. Accessing the Internet and accessing T. Rowe Price systems from the Internet presents special security considerations due to the nature of the connection and the security concerns present in Internet services. When using Internet access or other online services, the following policies apply:

•

The use of firm Systems is intended for legitimate business purposes and individuals should limit personal use. You may not use the firm’s Systems in any way that might pose a business risk or data privacy risk or in a manner that violates laws.

•

Do not use firm’s Systems to access or send inappropriate content, including, but not limited to adult or gambling internet sites or to create or forward communications that could be offensive to others or embarrassing to you or T. Rowe Price.

•	T. Rowe Price may block access to internet sites or emails without prior notice based on potential risk to the firm or for other business reasons.

•

You may not access or download anything for installation or storage onto the firm’s computers for personal use including, but not limited to, streaming media, videos, music, games, or messaging and mail applications.

•	T. Rowe Price Systems may not be used to remotely control, maintain, or service unauthorized computers or systems. T. Rowe Price systems may not be connected to

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non-T. Rowe Price networks, as this could lead to system attack/compromise and data loss. Wireless routers and/or hotspots may not be connected to the T. Rowe Price network.

•

No person or entity may contract for domain names for use by Price Group or for the benefit of Price Group without express authority from the Legal & Compliance Department. Internet domain names are assets of the firm and are purchased and maintained centrally. This also includes free account registrations such as those on social networking sites and web email.

•

Only approved Systems and solutions may be used to conduct T. Rowe Price business. The independent use of other technologies, including peer-to-peer file sharing networks or software, web file storage, removeable storage devices (e.g. USB and hard drives), and Instant Messaging, are prohibited as they may not meet regulatory requirements to transfer, monitor and archive electronic communications. No personal email accounts may ever be used to send or receive business or client related communications.

•	Associates are prohibited from attempting to circumvent security and monitoring tools used by T. Rowe Price.

•

Associates are prohibited from using personal mobile devices to conduct Price Group business activities except as defined in the Mobile Device Policy or as authorized by management. Non-public customer information may not be stored on personal mobile devices. If personal devices are used to conduct business activities, personal devices and/or content could be requested as part of an investigation or subpoena.

•

The Technology and Recovery Centers are considered sensitive locations and their location should not be publicly disclosed. If asked for their location by clients or others, please direct the inquiry to your manager or the Help Desk for evaluation.

Guidelines for Installing Software. Only approved software is authorized to be installed on Price Group systems. Any software program that is used by Price Group personnel in connection with the business of the firm must be ordered through the Help Desk. T. Rowe Price has the authority, at its own discretion; to remove any installed software, downloaded software, or any other application or executable that is not authorized for use by Price Group or may pose a security risk.

Downloading or Copying and Remote Printing. Downloading or copying software using T. Rowe Price Systems, including documents, graphics, programs and other computer-based materials, from any outside source is not permitted unless it is authorized. Downloads and copies may introduce viruses and malicious code into Systems. Downloading or uploading copyrighted materials may violate the rights of the authors of the materials, may create a liability, privacy or security breach, or cause embarrassment to the firm. Downloading or copying T. Rowe Price data or source code to an unapproved removable storage device is prohibited. Remotely printing T. Rowe Price data from any outside printer (e.g. hotel, home, etc.) is not permitted unless authorized.

PROTECTION FROM MALICOUS CODE. “Malicious code” is computer code that is designed to damage or access software or data on a computer system. T. Rowe Price manages a comprehensive malicious code prevention and control program to protect Systems and data. Introducing a virus or similar malicious code into the Price Group Systems by engaging in prohibited actions or by failing to implement recommended precautions may lead to disciplinary actions. Pranks, jokes, or other actions that simulate or trigger a system security event such as, but not limited to, a computer virus are prohibited. Users must comply with the following security practices:

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•

Contact the Help Desk. Immediately contact the Help Desk for anything that appears suspicious or is identified as malicious. The Help Desk will determine whether the device is infected, the severity of the infection, and the appropriate remedial actions.

•

Be Careful when Opening Emails. Carefully review emails, attachments, or links prior to opening or accessing them, as they may contain malicious code or viruses. Report suspicious emails as soon as feasible.

•

Approved Devices. Only connect devices issued or approved by T. Rowe Price into Systems to reduce the risk of malware infections. This includes, but is not limited to, thumb drives, mobile devices such as smart phones or tablets, and gadgets/novelties powered by USB ports.

•

Maintain Security Settings. Users should not disable virus scanning features, password settings, or other security features for any reason. Failure to maintain updated scanning files is also prohibited.

•

Keep T. Rowe Price Mobile Assets Updated. Users who receive a Price Group technology asset must install updates as instructed by the Help Desk and/or connect the asset to the Price Group network on a regular basis to receive software, application, and operating system security updates.

•

Keep Personal Computer Assets Updated. Users must maintain anti-virus software, application, and operating system security updates on all non-T. Rowe Price or personally owned assets that are used to access the T. Rowe Price network. Remote devices that do not meet these requirements may be prevented from connecting to the T. Rowe Price network.

•	Report Unauthorized Network Connections. Report any attempts to create an unauthorized or foreign connection to the network to the Help Desk.

CONFIDENTIALITY OF SYSTEM ACTIVITIES AND INFORMATION. System activities and access on Price Group computers is subject to monitoring by firm personnel or others. All such information are records of the firm and the sole property of the firm. The firm reserves the right to monitor, access, and disclose for any purpose all information, including all messages sent, received, transmitted, or stored through the Systems.

Certain departments at T. Rowe Price record telephone conversations placed to and from the department (this includes but is not limited to the Call Centers and Corporate Actions Department). These recordings are made for various purposes, such as for quality review, when required by law, recording of instructions, as well as for other business reasons. Any telephone conversations placed to and from these departments (including internal calls) will be recorded and subject to monitoring.

Information, including electronic communications, entered into our firm’s computers but later deleted from the Systems may continue to be maintained for applicable periods on our firm’s back- up repositories or in records retained for regulatory or other purposes.

PARTICIPATION ON SOCIAL MEDIA SITES. Associates are directed to the Social Media Policy located on the Exchange to understand their responsibilities with respect to social media.

QUESTIONS REGARDING THIS STATEMENT. Please contact the Legal & Compliance Department if you have any questions regarding this Statement.

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T. ROWE PRICE GROUP, INC.

STATEMENT OF POLICY

ON

COMPLIANCE WITH ANTITRUST LAWS

Purpose of Statement of Policy. To protect the interests of Price Group and its personnel, Price Group has adopted this Statement of Policy on Compliance with Antitrust Laws (“Statement”) to:

•	Describe the legal principles governing prohibited anticompetitive activity in the conduct of Price Group’s business; and

•	Establish guidelines for contacts with other members of the investment management industry to avoid violations of the antitrust laws.

The Basic U.S. Anticompetitive Activity Prohibition. Section 1 of the U.S. Sherman Antitrust Act (the “Act”) prohibits agreements, understandings, or joint actions between companies that constitute a “restraint of trade”, i.e., that reduce or eliminate competition.

This prohibition is triggered only by an agreement or action among two or more companies; unilateral action never violates the Act. To constitute an illegal agreement, however, an understanding does not need to be formal or written. Comments made in conversations, casual comments at meetings, or even as little as “a knowing wink,” as one case says, may be sufficient to establish an illegal agreement under the Act.

The agreed-upon action must be anticompetitive. Some actions are “per se” anticompetitive, while others are judged according to a “rule of reason.”

•

Some activities have been found to be so inherently anticompetitive that a court will not even permit the argument that they have a pro-competitive component. Examples of such per se illegal activities are bid-rigging; agreements between competitors to fix prices or terms of doing business; to divide up markets in any way, such as exclusive territories; or to jointly boycott a competitor or service provider.

•

Other joint agreements or activities will be examined by a court using the rule of reason approach to see if the pro-competitive results of the arrangement outweigh the anticompetitive effects. Under certain circumstances, permissible agreements among competitors may include a buyers’ cooperative, or a syndicate of buyers for an initial public offering of securities. The rule of reason analysis requires a detailed inquiry into market power and market conditions.

There is also an exception for joint activity designed to influence government action. Such activity is protected by the First Amendment to the U.S. Constitution. For example, members of an industry may agree to lobby Congress jointly to enact legislation that may be manifestly anticompetitive.

Penalties for Violating the Sherman Act. A charge that the Act has been violated can be brought as a civil or a criminal action. Civil damages can include treble damages, plus attorney’s fees. Criminal penalties for individuals can include fines of up to $1,000,000 and ten years in jail, and $100 million or more for corporations. The maximum fine may be increased to twice the amount conspirators gained from the illegal acts or twice the money lost by the victims of the crime, if either of those amounts is over $100 million.

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Situations in Which Antitrust Issues May Arise. To avoid violating the Act, any discussion with other members of the investment management industry regarding which securities to buy or sell and under what circumstances we buy or sell them, or about the manner in which we market our mutual funds, other commingled vehicles, and investment and retirement services, must be made with the prohibitions of the Act in mind. In addition, any discussion with our competitors about the use of particular vendors or service providers may implicate the Sherman Act.

Trade Association Meetings and Activities. A trade association is a group of competitors who join together to share common interests and seek common solutions to common problems. Such associations are at a high risk for anticompetitive activity and are closely scrutinized by regulators. Attorneys for trade associations, such as the Investment Company Institute, are typically present at meetings of members to assist in avoiding violations.

Permissible Activities:

•	Discussion of how to make the industry more competitive.

•

An exchange of information or ideas that have pro-competitive or competitively neutral effects, such as: methods of protecting the health or safety of workers; methods of educating customers and preventing abuses; and information regarding how to design and operate training programs.

•	Collective action to petition government entities.

Activities to Avoid:

•

Any discussion or direct exchange of current information about prices, salaries, fees, or terms and conditions of sales. Even if such information is publicly available, problems can arise if the information available to the public is difficult to compile or not as current as that being exchanged.

•	Discussion of specific customers, markets, or territories.

•	Negative discussions of service providers that could give rise to an inference of a joint refusal to deal with the provider (a “boycott”).

Investment-Related Discussions

Permissible Activities:

•

Buyers or sellers with a common economic interest may join together to facilitate securities transactions that might otherwise not occur, such as the formation of a syndicate to buy in a private placement or initial public offering of an issuer’s stock, or negotiations among creditors of an insolvent or bankrupt company.

•

Competing investment managers are permitted to serve on creditors’ committees and engage in other similar activities in connection with bankruptcies and other judicial proceedings so long as they act independently of each other.

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Activities to Avoid:

•

It is important to avoid anything that suggests involvement with any other firm in any threats to “boycott” or “blackball” new offerings, including making any ambiguous statement that, taken out of context, might be misunderstood to imply such joint action. Avoid careless or unguarded comments that a hostile or suspicious listener might interpret as suggesting prohibited coordinated behavior between Price Group and any other potential buyer.

Example: After an Illinois municipal bond default where the state legislature retroactively abrogated some of the bondholders’ rights, several investment management complexes organized to protest the state’s action. In doing so, there was arguably an implied threat that members of the group would boycott future Illinois municipal bond offerings. Such a boycott would be a violation of the Act. The investment management firms’ action led to an 18-month U.S. Department of Justice investigation. Although the investigation did not lead to any legal action, it was extremely expensive and time consuming for the firms and individual managers involved.

•

If you are present when anyone outside of Price Group suggests that two or more investors with a grievance against an issuer coordinate future purchasing decisions, you should immediately reject any such suggestion. As soon as possible thereafter, notify the Legal Department, which will take whatever further steps are necessary.

Benchmarking. Benchmarking is the process of measuring and comparing an organization’s processes, products and services to those of industry leaders for the purpose of adopting innovative practices for improvement.

•	Because benchmarking usually involves the direct exchange of information with competitors, it is particularly subject to the risk of violating the antitrust laws.

•	The list of issues that may and should not be discussed in the context of a trade association also applies in the benchmarking process.

•	All proposed benchmarking agreements must be reviewed by the Legal & Compliance Department before the firm agrees to participate in such a survey.

Discussions with Companies

It is acceptable for Price Group personnel to have individual discussions with executives of companies whether or not Price Group advisers have invested in those companies on behalf of investment advisory clients. However, caution should be exercised when having discussions with multiple companies that are in the same industry; particularly companies in concentrated industries. It could create legal issues if an individual or entity that speaks with competing companies passes confidential or sensitive business information between or among those companies. Such indirect exchanges of information could be evidence of collusion among the competing firms and the individual or entity passing the information could be the subject of litigation alleging industry collusion. For the same reason, you should avoid discussions with executives of companies that suggest a common industry

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position on a competitive issue such as prices, supply, capacity, market entry, or product development, especially that you or Price Group is suggesting or endorsing such a common position. If you have questions about the acceptable scope of discussions with companies, contact the Legal & Compliance Department.

Antitrust Restrictions Related to Acquisitions, Mergers and Other Transactions

Basic Restrictions. The U.S. Clayton Act bars any corporate transaction that is likely to substantially lessen competition in a particular market. This law applies not just to mergers, but to any acquisition of stock or assets, regardless of whether it transfers ownership or control. Generally, acquisitions by Price Group and similar entities do not raise issues under the Clayton Act. However, acquisitions of shares in competing companies by active investors who may seek to alter the competitive behavior of the companies they hold can be subject to challenge under the Clayton Act.

Reporting Requirements. Acquisitions of any significant size may be reportable to government antitrust authorities. In general, acquisitions by Price Group advisers on behalf of investment advisory clients are exempt from such requirements so long as the acquisitions are made solely for investment purposes. However, if any Price Group entity or employee seeks to influence the regular business decisions of a company in which Price Group advisers have holdings, the exemption from reporting may not apply. Contact the Legal & Compliance Department if you have any questions.

International Requirements. The UK, European Union (“E.U.”), and several countries in the Asia-Pacific (“APAC”) region have requirements based on principles similar to those of U.S. law. In many cases, the laws of the E.U. are stricter than the laws of the U.S. If you have specific questions about UK, E.U., or APAC requirements, contact the Legal & Compliance Department.

Antitrust Laws Relating to Employment

The U.S. antitrust laws apply to competition among firms to hire employees. An agreement among competing employers to fix the terms of employment for potential hires or to limit employment of another’s employees can subject the firm or individual to civil or criminal enforcement action.

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T. ROWE PRICE GROUP, INC.

STATEMENT OF POLICY

ON

PRIVACY

Scope and Enforcement

This Policy applies to all T. Rowe Price associates, contractors and directors with respect to all operations carried out globally by T. Rowe Price which involve the processing of personal data.

It is the responsibility of every associate, contractor and director throughout T. Rowe Price to comply with this Policy. Understanding of this Policy is supported through mandatory training for associates and contractors. The principles behind the Policy also are reflected in T. Rowe Price’s Code of Ethics and Conduct, acknowledgement of which is required on an annual basis. Violations of this Policy may constitute grounds for disciplinary actions, up to and including, termination of employment or removal from your position.

T. Rowe Price senior management ultimately is responsible for promoting compliance to this Policy.

Definitions

Data Security Incident means an event that impacts the security (confidentiality, integrity, or availability) of personal data, institutional client data, and/or T. Rowe Price confidential data by:

a.	Ending up in an unexpected place, either internal or external to T. Rowe Price,

b.	Being accessible in a way that is broader than intended,

c.	Being lost or stolen,

d.	Being altered in an unexpected or unauthorized way, or

e.	Being unavailable in an unexpected or unauthorized way.

Personal Data means any information relating to an individual that identifies the individual or could reasonably be used to identify the individual regardless of the medium involved (e.g., paper, electronic, video or audio) or how it was obtained (e.g., from an application form or through a cookie on a website that can identify an individual). Examples of personal data include contact details, identification numbers, financial data, passwords, IP addresses, pictures, online search history, and geolocation information. As required by applicable law, it also includes sensitive personal data, such as health or medical information, government-issued identification numbers, racial or ethnic origin, political opinions, religious or similar beliefs, trade union memberships, criminal offenses, sexual life information and genetic or biometric data.

The most common sources of personal data relates to clients and associates. While the privacy/data protection laws of countries typically do not extend to entities or non-personal data, we apply appropriate security safeguards to protect information related to clients and other confidential data as defined in this Code.

Processing means any operation or set of operations which is performed on personal data or on sets of personal data, whether by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.

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Privacy Principles

T. Rowe Price’s business operations shall be consistent with the following Privacy Principles. These principles are binding across our business.

1.

Lawful Processing and Transparency. T. Rowe Price collects, uses, and shares personal data where we have lawful grounds and legitimate business reasons for doing so. We are subject to data protection and privacy laws within each of the jurisdictions in which we operate and we undertake to conduct our business in compliance with these laws. We also are committed to helping individuals understand what information we collect, how we use it, the circumstances under which we share it with third parties, and, as applicable, what choices they have. We explain this to clients, associates and business contacts in our privacy notices as required by applicable law. We review our privacy notices regularly to keep them up to date and to ensure they match our internal practices. In the event of material updates, we communicate with relevant internal and external stakeholders in a timely manner.

2.

Purposes. We collect personal data for legitimate purposes We employ data minimization practices to ensure that we collect data consistent with what we need to achieve those purposes. Though personal data can help us improve the services we provide, we should leverage it in a manner that is compliant with applicable regulation and consistent with and proportionate to our corporate policies and goals.

3.	Data Accuracy. The firm take steps to ensure that the personal data we hold is accurate, relevant, and, where necessary, kept up to date.

4.

Data Retention and Disposal. We keep personal data to comply with applicable laws and obligations and take steps to ensure the safe destruction or de-identification of personal data when it is no longer required by law to be retained or it is no longer necessary for a legitimate business purpose.

5.	Rights of Individuals. T. Rowe Price is committed to addressing the privacy rights of individuals, as set forth in applicable laws, with respect to our processing of their personal data.

6.

Information Security. We use appropriate technical and organizational measures to keep personal data secure and ensure its integrity, confidentiality and availability across our systems. We regularly evaluate changes in technology and changes in risk and respond as appropriate.

7.

International Transfers of Personal Data. T. Rowe Price is a global business and as such we transfer personal data internationally in the normal course of business. We are committed to maintaining adequate safeguards, as required by applicable laws, to protect the personal data we transfer to a country that is not regarded as having fully equivalent data protection laws.

8.

Accountability. We are all responsible for upholding the Privacy Principles and respecting individuals’ privacy rights. We have a collective and individual duty to protect our clients’, associates’, and business partners’ personal data. To create an environment of trust and to

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comply with applicable laws, all individuals operating within or on behalf of T. Rowe Price are required to comply with our Privacy Principles, including proactively applying Privacy by Design to help us uphold our commitments to the protection of personal data. We have procedures established to ensure individuals and regulators are informed timely of data security incidents when required. Through audits and internal reviews, we regularly assess the effectiveness of controls to mitigate privacy risk.

Roles and Responsibilities

While the Privacy Principles apply to all of us at T. Rowe Price, stakeholders at different corporate levels within T. Rowe Price play a role in ensuring overall privacy risk management and data protection compliance. We maintain a network of privacy resources as part of our privacy governance framework and have identified clear lines of privacy responsibilities.

Every business unit is responsible for:

•	Understanding and implementing this Policy and other applicable internal policies and procedures.

•	Ensuring compliance with the applicable public facing privacy notices, and other privacy commitments.

•	Ensuring the security of the personal data it maintains, including

•	Allowing access to personal data only to those who require access for their job functions.

•	Reporting any known or suspected data security incidents promptly to the Help Desk, option 2 (see Legal & Compliance widget on the TRP Exchange for current international toll-free numbers).

Every associate and contingent worker is responsible for:

•	Applying the Privacy Principles to the collection, use, and sharing of personal data and following our policies, procedures and standards regarding privacy.

•	Learn how to identify personal data and report any questions to the Global Privacy Office.

•	Use and share personal data consistent with the purpose(s) for which it was collected.

•	Ensure that personal data is accurate, relevant, and, where necessary, kept up to date.

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Secure personal data (paper and electronic) through appropriate security safeguards against risks such as loss, unauthorized access or use, destruction, modification, or unintended or inappropriate disclosure.

•	Avoid accessing, collecting or storing personal data that is not necessary for your current job responsibilities.

•	Dispose of personal data securely. For example; by using shredders or secured shred/recycle bins provided in offices or appropriate electronic erasure.

•	Remember that personal data belongs to T. Rowe Price and may not be copied, transferred or otherwise removed without permission.

•	Using T. Rowe Price data and equipment appropriately and securely.

•	Use T. Rowe Price data, systems and equipment for legitimate business purposes only and in accordance with applicable policies, guidelines and instructions.

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•	Use secure transmission protocols when sending personal data outside of T. Rowe Price (e.g., encrypted file transfers and not unencrypted emails or attachments).

•	Limit internal access to personal data to those with a genuine “need to know,” and limit the amount of personal data to that which is necessary to accomplish the business purpose.

•	Do not install or use any unapproved software.

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Manage business applications on TRP computers and telecommunications devices in accordance with this Global Privacy Policy and any separate policies of Global Technology for a particular type of device or system.

•	Reporting known or suspected data security incidents.

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Report known or suspected data security incidents without delay to the Help Desk (Select option 2 on Help Desk menu) and also follow any internal reporting required within your business unit. Be alert for:

•	Suspicious activity related to a computer, network, or software application.

•	Potential or actual loss, misuse, improper access or modification of personal data.

•	The security of any system or device containing personal data has been compromised.

•	An incident in which personal data has been accessed, used or disclosed in violation of any applicable policy.

•	Once submitted, the incident will be investigated, and corrective actions implemented, as necessary or as appropriate.

•	Completing required training.

•	Complete all required privacy and information security training.

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